Exhibit 3.69

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENSCO GLOBAL INVESTMENTS LP ...:.. A LIMITED PARTNERSHIP DATED I'd A/LJ Ve'-ftl he.;z , 2016 Step 7.f. EOILP • Amended 11Dd Rcstalcd EGI LP Partnc .. tup AEtttmont.doc,,

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ................................................................................................ 2 ARTICLE II STRUCTURE, PURPOSE AND DURATION .......... : ............... :·················· 32 Section 2.1 Structure .................................................... : ...........•............................ 32 Section 2.2 Name of the Partnership .................................................................... 32 Section 2.3 Purposes of the Partnership .......... ; .................................................... 32 Section 2.4 No Withdrawal or Resignation ............ : ............................................. 33 Section 2.5 Term ................................................................................................... 33 Section 2.6 Registered Office ............................................................................... 33. ARTICLE III CAPITAL CONTRIBUTIONS AND CREATION OF · PARTNERSHIP INTERESTS ...................................................................... 33 Section 3.1 Capital Accounts .................................. :······························ ............... 33 Section 3.2 Capital Contributions ......................................................................... 33 Section 3.3 Creation of Additional Partnership Interests ...................................... 34 Section 3.4 Return of Contributions ..................................................................... 34 Section 3.5 Partnership Loans .............................................................................. 34 ARTICLE IV· ALLOCATIONS; TAX MATTERS ............................................................. 35 Section 4.1 Allocations for Capital Account Purposes ................... , ..................... 35 Section 4.2 U.S. Income Tax Allocations ............................................................. 39 Section 4.3 Allocations - Transfers of Partnership Interests ................................ 39 Section 4.4 Tax Returns, Tax Information and Financial Reporting .................... 39 ARTICLE V DISTRIBUTIONS AND GUARANTEED PAYMENT ............................... 40 Section 5.1 Limitation on Distributions ................................................................ 40 Section 5.2 Available Cash ................................................................................... 40 Section 5.3 Guaranteed Payment .......................................................................... 41 Section 5.4 Amounts Withheld ............................................................................. 41 · ARTICLE VI MANAGEMENT AND OPERATION ......................................................... 42 Section 6.1 Management Generally ...................................................................... 42 Section 6.2 Limitations on General Partner' Discretion ....................................... 42 Section 6.3 Insurance ............................................................................................ 43 Section 6.4 Reporting Requirements .................................................................... 43 i

TABLE OF CONTENTS
(continued)

Page

Section 6.5	Expenses	43
Section 6.6	Books and Records; Right of Partners to Audit; Accounting Procedures	44
Section 6.7	Notice Requirements	45
Section 6.8	Operating Principles	45
Section 6.9	Subsidiary Distributions	45
ARTICLE VII	LIABILITY AND INDEMNIFICATION	45
Section 7.1	Liability of the General Partner	45
Section 7.2	Indemnification	45
Section 7.3	Liability and Indemnification of the Administrator	46
Section 7.4	Breach of Agreement	46
ARTICLE VIII	RESTRICTIONS ON DISPOSITION AND ADMISSION OF PARTNERS	46
Section 8.1	Restrictions on Disposition of a Partnership Interest	46
Section 8.2	Other Requirements	47
Section 8.3	Liabilities and Indemnification	47
Section 8.4	Effective Date of Disposition	48
Section 8.5	Costs	48
Section 8.6	Admission of Additional Partners	48
Section 8.7	Admission of Successor or Transferee General Partner	48
ARTICLE IX	DISSOLUTION	48
Section 9.1	Dissolving Events	48
Section 9.2	Unilateral Dissolution Options	49
Section 9.3	Dissolution and Termination	49
Section 9.4	Distributions in Dissolution	50
Section 9.5	Timing Requirements	51
Section 9.6	Insolvency of Limited Partners	51
ARTICLE X	GENERAL PROVISIONS	51
Section 10.1	Notices	51
Section 10.2	Entire Agreement	53
Section 10.3	Effect of Waiver or Consent	53

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Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8 Section 10.9 Section 10.10 Section 10.11 Section 10.12 Section 10.13 Section 10.14 Section 10.15 Section 10.16 TABLE OF CONTENTS ( continued) Page Amendment. ....................................................................................... 53 Binding Effect .................................................................................... 53 Governing Law .................................................................................. 53 Further Assurances ............................................................................. 53 Notice to Partners of Provisions of this Agreement .......................... 53 Terminology and Interpretation ......................................................... 54 Sole Discretion ................................................................................... 54 Headings and Titles ........................................................................... 54 Schedules ........................................................................................... 54 Severability ........................................................................................ 54 Conflicts ............................................................................................. 54 .. No Third Party Beneficiaries ............................................................. 54. Counterparts ....................................................................................... 55· Schedule A ScheduleB Schedule C ScheduleD List of Original Contributed Property ............................................................ 57 List of SCHP Contributed Property ............................................................... 58 List of SCOP Contributed Property .......................................................... ; .... 59 List of Operating Principles ........................................................................... 60 iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENSCO GLOBAL INVESTMENTS LP This Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into and effective as of rt; J/ov'it'I ht!f., 2016, by and among ENSCO Universal Limited, a company organized under the laws of England (the "General Partner"), as a General Partner, Ensco Offshore Company, a corporation organized under the laws of the State of Delaware, United States of America ("LP-A"), as a Limited Partner and ENSCO Development Limited, a corporation organized under the laws of the Cayman Islands, as a Limited Partner ("LP-B"). PRELIMINARY STATEMENTS WHEREAS, Ensco plc (together with the predecessor ultimate parent entities of the Ensco group of companies as described below, "Ensco") is currently a publicly-traded English public limited company engaged through its subsidiaries in the offshore oil and gas drilling business; WHEREAS, the predecessor company to Ensco originated in 1975 as a U.S. corporation operating in the United States of America ("U.S."); WHEREAS, following its inception, Ensco' s drilling service business grew rapidly in U.S. markets and expanded into markets outside the U.S. in 1993; WHEREAS, in 2003, Ensco initiated a strategic plan to gain a strong position in drilling markets outside the U.S. and expand in Europe, Africa and Asia Pacific geographic regions; WHEREAS, for the past several years, Ensco has made very significant strides in expanding its business into markets outside the U.S. and currently conducts operations in several international offshore areas such as the N orlh Sea, the Mediterranean Sea, the Middle East, India, Southeast Asia, Australia and New Zealand. Ensco's revenues from non-U.S. operations constituted 61.9 percent, 76.9 percent, 79.7 percent and 86 percent of its worldwide revenues for the years 2006, 2007, 2008 and 2009, respectively; WHEREAS, as a result of this shift in operations into markets outside the U.S. (as well as the expectation that future business opportunities would largely arise in markets outside the U.S.), Ensco, effective December 23, 2009, restructured itself as a publicly-traded English public limited company and, in connection with this corporate restructuring, Ensco relocated its headquarters to the United Kingdom; WHEREAS, consistent with its historical shift out of the U.S. and into international markets, Ensco desired to consolidate the majority of its worldwide rig ownership into the Partnership in order through the Partnership to (i) better align fleet ownership and operation with its predominately international drilling business, (ii) facilitate more efficient fleet deployment on a worldwide basis, (iii) facilitate more efficient cash management and to enhance borrowing opportunities and terms through the consolidation of assets, (iv) allow centralised management of IT/ERP solutions, safety, health and environmental issues and preventative maintenance and I downtime minimisation, and (v) achieve certain other administrative efficiencies, such as the simplification of intercompany accounting, corporate structure and marketing; WHEREAS, pursuant to such consolidation, the General Partner, LP-A and ENSCO Offshore International Company ("EOIC"), a corporation organized under the Jaws of the State of Delaware, United States of America, formed the Partnership and entered into an Agreement of Limited Partnership dated April 6, 201 O; WHEREAS, on April 6, 2010, the General Partner, LP-A and EOIC contributed drilling rigs, related operating assets and cash to the Partnership in exchange for partnership interests (the "April Contributions"); WHEREAS, on July 7, 2010, the General Partner, LP-A and EOIC contributed to the Partnership cash of $159.6 million, $4.2 million and $4.2 million, respectively, in exchange for increased common interests in the Partnership (the "July Coµtributions"); WHEREAS, on December .20, 2010, Ensco Investments, LLC, a Delaware limited liability company, formed LP-B and contributed thereto all of its interests in EOIC and, immediately thereafter, EOIC transferred its interest in the Partnership to LP-B and LP-B assumed EOIC's rights and obligations as a Limited Partner of the Partnership (the "EOIC Transfer''); · WHEREAS, immediately thereafter the General Partner, LP-A and LP-B contributed to the Partnership cash of $304 million, $8 million and $8 million, respectively, as well as additional drilling rigs and related operating assets, in exchange for additional common and preferred interests (the "December Contributions") and entered into an Amended and Restated Agreement of Limited Partnership dated December 20, 2010; WHEREAS, on February 14, 2011, the General Partner, LP-A and LP-B entered into an Amended and Restated Agreement of Limited Partnership to clarify certain ambiguities in, and make minor revisions to, the Amended and Restated Agreement of Limited Partnership dated December 20, 20!'0; WHEREAS, on July 31, 2016, the Partnership returned (i) $350,000,000 to LP-A in cash in reduction of LP-A Original Preferred Capital of a corresponding amount and (ii) $272,000,000 to LP-B by way of the transfer of a promissory note issued by ENSCO Offshore International Holdings Limited (the outstanding balance on the note being repaid in complete satisfaction of the note on August 26, 2016) in reduction ofLP-B Original Preferred Capital of a corresponding amount (the "July 2016 Reduction"); WHEREAS, on November 18, 2016, the Partnership returned (i) all the shares of Ensco Offshore Services LLC to LP-A in reduction of LP-A Original Preferred Capital of $1,500,000 and (ii) $3 I 6,000 in cash and the offshore drilling rig identified by Ensco as rig number 56 to LP-B in reduction of LP-B Original Preferred Capital of $1,166,000 (the "November 2016 Reduction"); WHEREAS, in accordance with Section 10.4, the General Partner, LP-A and LP-B now wish to further amend and restate the Amended and Restated Agreement of Limited Partnership 2

to reflect the November 2016 Reduction, such amendment and restatement to be deemed as taking effect on November 18, 2016; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated below, subject to Section 10.9, and if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb):

Adjusted Capital Account means, with respect to any Partner, the balance in such Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Partner is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Adjusted Capital Account Deficit means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Adjusted Capital Account as of the end of the relevant Allocation Year.

Administrator means the General Partner or, in the event of the Insolvency of the General Partner, any party appointed to be the Administrator by the Limited Partners.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Aggregate Early Dissolution Premium means, as determined with respect to the Senior Preferred Interests and the SCOP Preferred Interests, the sum of (i) the Early Dissolution Premiums determined with respect to the Senior Preferred Interests held by both Limited Partners on the EDP Determination Date and (ii) the Early Dissolution Premiums determined

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with respect to the SCOP Preferred Interests held by both Limited Partners on the EDP Determination Date. Aggregate Origi11al Priority Retum means the sum of the LP-A Original Priority Return and the LP-B Original Priority Return for any given Distribution Period. Aggregate Priority Retum means the sum of the Aggregate Original Priority Return, the Aggregate SCHP Priority Return and the Aggregate · SCOP Priority Return for any given Distribution Period. Aggregate SCHP Priority Retum means the sum of the LP-A SCHP Priority Return and the LP-B SCHP Priority Return for any given Distribution Period. Aggregate $COP Priority Retum means the sum of the GP SCOP Priority Return, the LP-A SCOP Priority Return and the LP-B SCOP Priority Return for any given Distribution Period. Aggregate Se11ior Priority Retum means the sum of the Aggregate Original Priority Return and the Aggregate SCHP Priority Return for any given Distribution Period. Agreeme11t means this Amended and Restated Agreement of Limited Partnership, including all schedules and exhibits attached hereto, as the same may be amended from time to time. Allocation Year means (i) the period commencing on the Closing Date and ending on December 31, 2010, (ii) any subsequent twelve (12) month period commencing on January I .and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to ARTICLE IV. App[icable Day Cou11t Fractioit means, with respect to any Distribution Period ( or portion thereof), the actual' number of days in such Distribution Period ( or portion thereof) divided by 360. Applicable Law means any legally binding law, statute, treaty, constitution, regulation, rule, ordinance, order or requirement of approval by a Governmental Authority, or any other legally binding governmental restriction, requirement·or determination, of or by a Governmental Authority. April Co11tributio11s has the meaning set forth in the whereas clauses to this Agreement. Available Cash means, as determined with respect to a Distribution Period as of the Distribution Date for such period, an amount equal to the excess of (i) the sum of (A) Excess Available Cash determined as of such date, and (B) Cash Inflows for such Distribution Period, over (ii) the sum of (A) Cash Outflows for such Distribution Period, and (B) the Maintenance Capex for such Distribution Period. Available Cash will not be reduced by depreciation, depletion, amortization, cost recovery deduction or similar allowances. For the avoidance of doubt, for purposes of this definition Cash Outflows and Maintenance Capex .shall include any 4 cash amounts reserved during a Distribution Period in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion to provide for future payments of Cash Outflows or Maintenance Capex and investments of Available Cash in Permitted Assets. Borrowing means any borrowing of the Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership). Business Day means any day that is not a Saturday, a Sunday, or a day on which banking institutions located in New York, New York, and London are authorized or obligated by law to close or otherwise are not generally open for the transaction of normal banking business. Capital Account means, with respect to any Partner of the Partnership, the Capital Account maintained for such Partner in accordance with the following provisions: (i) To each Partner's Capital Account there shall be credited (A) such Partner's Capital Contributions, (B) such Partner's distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 4.l(c), and (C) the amount of any Partnership Liabilities assumed by such Partner or that are secured by any Property distributed to such Partner; (ii) To each Partner's Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated° to such Partner pursuant to Section 4.l(c), and (C) the amount of any Liabilities of such Partner assumed by the Partnership or that are secured by any Property contributed by such Partner to the Partnership; (iii) In the event a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest; and (iv) In determining the amount of any Liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Section 7~2(c) of the Code and any other applicable provisions of the Code and Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1. 704-1 (b ), and shall be interpreted and applied in a manner consistent with the Regulations. In the event the General ·Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with Regulations Section 1. 704-1 (b ), the General Partner shall inform all of the Partners that it believes it is necessary to make the modifications. The Partners may then, by unanimous consent, agree to allow the General Partner to make the modifications; provided that the modifications are not likely to have a matei:ial adverse effect on 5 the amounts distributable to any Partner pursuant to ARTICLE IX hereof in connection with a Dissolution of the Partnership. . The General Partner also shall, in good faith and on a commercially reasonable basis, (i) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of capital reflected on the Partnership's balance sheet, as compute.cl for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications to the Capital Accounts to the extent unanticipated events might . otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b). Capital Contributions means, with respect to any Partner, the amount of cash and the initial Gross Asset Value of any Contributed Property ( other than cash) contributed to the Partnership by such Partner. The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Partnership by the maker of the note ( or a Person related to the maker of the note within the meaning of Regulations Section 1.704-l(b){2)(ii)(c)) will not be included in the Capital Contribution of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note; all in accordance with Regulations Section 1. 704-1 (b )(2)(iv)( d)(2). Capitalized Lease Obligatio11s means, for any Person, the aggregate amount of such Person's liabilities under all leases of real or personal property (or any interest therein) that is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP. Cash I11flows means, as determined with respect to a Distribution Period as of the Distribution Date for such period, an amount equal to the excess of (i) the sum of the (A) Operating Gross Receipts, (B) Capital Contributions from Partners, (C) net proceeds from Borrowings, (D) Released Reserves, and (E) distributions received from Tax Regarded Entities, in each case realized or received during such Distribution Period, over (ii) any Discretionary Capex incurred during such Distribution Period in an amount not to exceed the sum of any Capital Contributions and net proceeds from Borrowings realized or received during such Distribution Period. · Cash Outflows means, as determined with respect to a Distribution Period as of the Distribution Date for such period, the sum of (i) Operating Expenditures during such Distribution Period, (ii) payments during such Distribution Period of principal ( or premium) on Borrowings, and (iii) all distributions made by the Partnership during such Distribution Period pursuant to Sections 5.2(a)(i), 5.2{a)(ii) and 5.2(a)(iii)(A) with respect to the immediately p~eceding Distribution Period. For the avoidance of doubt, for purposes of this definition, there shall be included any cash amounts reserved during a Distribution Period in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion to provide for the payment of future items described in clauses (i) through (iii) above and for investment in Permitted Investments. Catastrophic Loss means any uninsured Environmental Loss or Non-Environmental Loss incurred directly or indirectly by the Partnership. Closing Date means December 20, 2010. 6

Code means the U.S. Internal Revenue Code of 1986, as amended from time to time. Co11solidated I11debted11ess means all Indebtedness of the Partnership and its Subsidiaries that would be reflected on a consolidated balance sheet of such Persons prepared in accordance withGAAP. Co11s01idated Ta11gible Net Worth means, as of any date of determination, consolidated Partners' interests in the Partnership and its Subsidiaries determined in accordance with GAAP but excluding the effect on Partners' interests of cumulative foreign exchange translation adjustments, and less the net book amount of all assets of the Partnership and its Subsidiaries that would be classified as intangible assets on the consolidated balance sheet of the Partnership as of such date prepared in accordance with GAAP. For purposes of this definition, SPY s shall be accounted for pursuant to the equity method of accounting. Co11trif,uted Property means those items of Property contributed to the Partnership by a Partner. For purposes of this Agreement, any merger of Tax Disregarded Entities where the surviving Tax Disregarded Entity is a Wholly Owned subsidiary of the Partnership and the non surv~ving Tax Disregarded Entity is a Wholly Owned subsidiary of any Person, shall, for purposes of this Agreement, be deemed and treated ( consistent with its characterization for U.S. federal income tax purposes) as a direct contribution to the Partnership by the Person owning the non-surviving Tax Disregarded Entity of the Property of such non-surviving Tax Disregarded Entity. Coverage Ratio means, for any Distribution Period, the amount determined by dividing (i) the Partnership's Available Cash for the immediately preceding bistribution '.Period, by (ii) the Aggregate Senior Priority Return determined for such immediately preceding Distribution Period. Currency Rate Protectio11 Agree111e11t means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates, regardless of whether such agreements are subject to hedge accounting. December Co11tributio11s has the meaning set forth in the whereas clauses of this Agreement. Depreciation means, for each Allocation Year, ·an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to a• depreciable or amortizable asset. for such Allocation Year for U.S. federal income tax purposes, except that (i) with respect to any depreciable or amortizable asset whose Gross Asset Value differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the "remedial allocation method" defined by Regulations Section 1.704-3(d), Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by Regulations Section 1.704-3(d)(2), and (ii) with respect to any other depreciable or amortizable asset whose Gross Asset Value differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for 7 such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income· tax purposes of a depreciable or amortizable asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value u_sing any reasonable method selected by the General Partner. If the Gross Asset Value ofa depreciable or amortizable asset is adjusted pursuant to clause (A) of subparagraph (ii) or subparagraph (iv) of the definition of Gross Asset Value during an Allocation Yeai:, following such adjustment Depreciation shall thereafter be calculated under clause (i) or (ii) immediately above, whichever the case may be, based _upon such Gross Asset Value, as so adjusted. Discretio11ary Capex means, for any Distribution Period, the excess of (i) the aggregate amount of capital expenditures incurred by the Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership) during such Dfatribution Period, over (ii) the Maintenance Capex for such Distribution Period. Dispositio11 means a sale, assignment, transfer, conveyance, gift, exchange, distribution, mortgage, pledge or other disposition, whether voluntary, involuntary or by operation of law; provided, however, that a Disposition shall not include any transaction occurring in connection with the formation of the Partnership, or any other event that all of the Partners agree in writing shall not constitute a Disposition for the purposes of ARTICLE VIII. Dissolutio11 has the meaning set forth in Section 9.3(a). Dissol11tio11 Date has the meaning set forth in Section 9.3(a). Dissolvillg Event has the meaning set forth in Section 9.1. Distributio11 Date means thirty (30) Business Days after the last Business Day of each calendar quarter ending prior to the Dissolution of the Partnership pursuant to Section 9.3. Distribution Period means the applicable period either (i) from the Initial Closing Date to (and including) the last day of that calendar quarter, 9r (ii) from the first day of any subsequent calendar quarter to ( and including) the last day of that subsequent calendar quarter. Dollar and U.S. Dollar and the sign $ mean lawful money of the United States of America. Dollar Equivalent means, on any date of determination (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the General Partner using the applicable Exchange Rate with respect to such currency at the time in effect. · Early Dissolution Premium means, as of the EDP Determination Date, that amount determined with respect to a Limited Partner equal to the excess, if any, of (A) the sum of (i) the Present Value of the Projected Priority Return Distributions, and (ii) the Present Value of the Projected Preferred Capital Distribution determined with respect to such Limited Partner, over (B) such Limited Partner's LP Preferred Capital Amount (all such amounts determined as of the EDP Determination Date). 8

Early Dissolution Premium Percentage means, with respect to a Limited Partner, the quotient (expressed as a percentage), determined as of the EDP Determination Date, derived by dividing (i) the dollar amount of such Limited Partner's Early Dissolution Premium (if any), determined as of such date, by (ii) the dollar amount of the Aggregate Early Dissolution Premium, determined as of such date with respect to the Senior Preferred Intere~ts and the SCOP Preferred Interests. Early Dissolving Event means: (i) an allocation to the Partners of Catastrophic Losses in excess of$! billion in the aggregate on a cumulative basis; (ii) the failure of the General Partner to comply in any material respect with any of the material covenants, terms or provisions required on its part to be performed or observed under this Agreement; (iii) the failure of the General Partner to timely make, with respect to two (2) consecutive Distribution Periods, distributions to a Limited Partner required to be made pursuant to Section 5.2(a) (i) or 5.2(a)(ii); (iv) the Insolvency of the General Partner; and (v) · the Coverage Ratio for the Partnership being equal to, or less than, L 75 on each Distribution Date within a relevant LP· Coverage Period. EDP Determination Date means, upon the occurrence of a Dissolution resulting from a Dissolution .Event described in Section 9.l(d), either (1) the GP Dissolution Date or (2) in the event the Partners are unable to agree on the LP Dissolution Property, such other date for Dissolution as determined in arbitration in accordance with Section 9.4(b); provided, however, any Dissolution Date occurring after the 8th anniversary of the Initial Closing Date shall not constitute an EDP. Determination Date. Ensco has the i:neaning set forth in the whereas clauses of this Agreement. Environmental Laws means .applicable English, U.S. and non-U.S. federal, state and local laws, including statutes, regulations, orders and ordinances, previously or currently enacted or enacted in the future, and common law, relating to protection of public health, welfare, and the environment, including those laws relating to integrity of wells or facilities and the handling and use of chemicals and other hazardous waste; those relating to the generation, processing, treatment, storage, transport, disposal, cleanup, remediation, or other management of waste materials or hazardous substances of any kind; and those relating to protection of environmentally sensitive or protected areas. Environmental Loss means any and all damages, costs, expenses, penalties and fines · (including, without limitation, consequential and punitive damage awards to third parties), whether foreseeable or unforeseeable, arising out of, or relating to, claims, lawsuits or causes of action for personal injury or death or damage to personal or real property (both surface and subsurface) and arising from Environmental Laws, or in any way from the environmental 9 condition of the Partnership Property, or the necessity to remediate, restore, plug and abandon, or clean up contamination in or around the Partnership Properties, and whether the environmental conditibn, damage or injury occurred or occurs on or off the Partnership Property (by migration, disposal or otherwise). BRISA means the U.S. Employee Retirement Income Security Act of 1974, as amended. Excess Available Cash means, as determined with respect to a Distribution Period as of the Distribution Date for such period, the Available Cash of the Partnership determined with respect to the immediately preceding Distribution Period, reduced by (i) all distributions of Available Cash made pursuant to Sections 5.2(a)(i), 5.2(a)(ii) and 5.2(a)(iii)(A) with respect to such immediately preceding Distribution Period, and (ii) all investments of Available Cash by the General Partner in Permitted Assets (other than demand loans or any other cash equivalents) during such immediately preceding Distribution Period. Excha11ge Rate means, with respect to any currency at any time, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11 :00 A.M. on such day on the applicable page of the Bloomberg Service reporting the exchange rates for such currency. In the event such exchange rate does not appear on the applicable page of such service, the Exchange Rate shall be determined by reference to such other publicly available services for displaying currency exchange rates as may be determined by the General Partner based on current market spot rates or, if at the time of any such determination, for any reason, no such spot rate is being quoted, the General Partner may use any reasonable method it deems appropriate to determine such rate. GAAP means such generally accepted accounting principles as the General Partner may select from time to time, and initially will mean generally accepted accounting principles from time to time in effect as. set forth in the opinions and pronouncements of the U.S. Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the U.S. Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession. Ge11eral Part11er has the meaning set forth in the introductory statement of this Agreement. Govem111e11tal Authority means any governmental authority of England or the United Kingdom or any political subdivision thereof, or any, agency, department, c01mnission, board, bureau or other instrumentality thereof. GP Co111111011 Capital A111ou11t means, as of any date of determination, the excess of (1) the balance in the General Partner's Capital Account determined as of such date (after giving effect to all contributions,. distributions and allocations for all Allocation Years, including the Allocation Year during which such determination date occurs (other than the allocation of Losses pursuant to Section 4.l(b) for such current Allocation Year), over (2) the GP SCOP Preferred Capital Amount determined as of such date (after giving effect to all distributions and allocations for all Allocations Years, including the Allocation Year during which such determination date 10 occurs ( other than the allocation of Losses pursuant to Section 4.1 (b) for such current Allocation Year). GP Contributed Property means those items of Contributed Property contributed to the Partnership by the General Partner. GP Covera,ge Period means, for the period commencing on the second anniversary of the Initial Closing Date, any two (2) consecutive Distribution Periods during the term of the Partnership. GP Dissolution Date has the meaning set forth in Section 9.2(b). GP Dissolution Notice has the meaning set forth in Section 9 .2(b ). GP Interest means 'the General Partner interest held by Ensco Universal Limited. GP Option Period means the period (i) commencing on the earlier to occur of (a) the date that is the 20th anniversary of the Initial Closing Date or (b) the occurrence of a Coverage Ratio for the Partnership that is equal to, or less than, 1.25 on each Distribution Date within a relevant GP Coverage Period, and (ii) ending on the occurrence of a Dissolving Event. GP Original Common Capital means, the excess of (1) the initial Gross Asset Value of the GP Original Contributed Property over (2) the initial Gross Liability Value of the GP Original Contributed Liability. GP Original Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering a GP Original Contributed Property transferred to the Partnership, upon the General Partner's Capital Contribution of the GP Original Contributed Property and designated as a GP Original Contributed Liability on Schedule A attached hereto. GP Original Contributed Property means each item of Contributed Property contributed to the Partnership by the General Partner on the Initial Closing Date as part of the April Contributions and designated as GP Original Contributed Property on Schedule A attached hereto. GP SCOP Contributed Prope1·ty means each item of Contributed Property contributed to the Partnership by the General Partner on the Closing Date as part of the December Contributions and designated as GP SCOP Contributed Property on Schedule C attached hereto. GP SCOP Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering a GP SCOP Contributed Property transferred to the Partnership, upon the General Partner's Capital Contribution of the GP SCOP Contributed Property and designated as a GP SCOP Contributed Liability on Schedule C attached hereto. GP SCOP Prefen·ed Capital means, as determined with respect to the General Partner on the Closing Date, an amount equal to the excess of (I) the initial Gross Asset Value of the GP SCOP Contributed Property over (2) the initial Gross Liability Value of the GP SCOP Contributed Liability. · 11

GP SCOP Preferred Capital Amount means, as of any date of detennination, that amount equal to the excess of (i) the sum of (a) the amount of the GP SCOP Preferred Capital and (b) the total amount of Profits allocated to the General Partner with respect to the General Partner's SCOP Preferred Interest pursuant to Section 4.l(a)(ii) since the Closing Date through such determination date, over (ii) the total amount of Available Cash distributed from the Closing Date to the General Partner with respect to the General Partner's SCOP Preferred Interest pursuant to Section 5.2(a)(ii) since the Closing Date through such determination date. GP SCOP Priority Return means, with respect to the General Partner, cumulative distributions for any Distribution Period or portion thereof during which the SCOP Preferred Interest is outstanding, determined by multiplying (A) the SCOP Priority Return Rate for such Distribution Period or portion thereof times (B) the GP SCOP Preferred Capital for such Distribution Period times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof. If the GP SCOP Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued GP SCOP Priority Return not distributed shall accumulate, and "GP SCOP Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed GP SCOP Priority Return shall remain undistributed, in an amount determined by multiplying (A) the SCOP Priority Return Rate referred to above, times (B) the · amount of such accrued but undistributed GP SCOP Priority Return, times (C) the Applicable Day Count Fraction for such succeeding Distribution Period or portion thereof. Gross Asset Value means with respect to any Property, the Property's adjusted basis for U ,$, federal income tax purposes, except ~s follows: (i) The initial Gross Asset Value of any Contributed Property shall be the gross fair market value of such Property, as agreed to by the Partners; (ii) The Gross Asset Value of every item of Property shall be adjusted to equal its respective gross fair market value (taking Section 7701(g) of the Code into account) immediately prior to the Dis~olution of the Partnership within the meaning of Regulations Section 1. 704° 1 (b )(2)(ii)(g); provided, however, for the sake of clarity and subject to the Partners agreeing otherwise and, further subject to clause (iii) immediately below, the Gross Asset Values of Property shall not be adjusted upon either (i) the acquisition of an additional Partnership Interests by , any new or existing Partner, or (ii) the distribution by the Partnership to a Partner of Property in respect of a Partnership Interest; (iii) The Gross Asset Value of any item of Property to be distributed to any Partner shall be adjusted to equal the gross fair market value (taking Section 770 I (g) of the Code into account) of such item immediately before the distribution of such Property; and (iv) The Gross Asset Values of each item of Property shall be increased ( or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts 12 pursuant to Regulations Section 1.704-l(b)(2)(iv)(m). and subparagraph (vi) of the definition of"Profits" and "Losses" or Section 4.l(c)(vii);provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an item of Property has been determined or adjusted pursuant to subparagraph (i) or subparagraph (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. Gross Liability Value means with respect to any Liability (including a 752-7 Liability) of the Partnership, the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm's-length transaction. The Gross Liability Value of each Liability of the Partnership shall be adjusted at such times as provided in this Agreement for an adjustment to Gross Asset Values. Guara11ty by any Person means all contractual obligations ( other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary· obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty. I11debted11ess means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such )?erson representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts that are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of drawn letters of credit issued for such Person's account or 13 pursuant to such Person's application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) net obligations under Interest Rate Protection Agreements that have l:leen cancelled or otherwise terminated before their scheduled expiration or are otherwise due and payable; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Nonrecourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person. Initial Closi11g Date means April 6, 2010. I11solve11cy means, with respect to any Person, a Voluntary Insolvency or an Involuntary Insolvency. Interest Rate Protection Agreement. means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates, regardless of wheth,er such agreements are subject to hedge accounting. Involuntary I11solvency means, with respect to any Person, without the consent or acquiescence of such Person, (i) the entering of an order for relief or approving a petition for relief ·or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or winding up, or other relief under any present or future bankruptcy, insolvency, reorganization or similar statute, law, or regulation, (ii) the appointment of a receiver, administrative receiver, administrator or manager over it or all or any substantial part of its assets, (iii) the filing of any petition of the type described in clause (i) or (ii) against such Person, which petition shall not be dismissed within ninety (90) days, or (iv) the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the assets of such Person, which order shall not be dismissed within ninety (90) days. July Contributions has the meaning set forth in the whereas clauses of this Agreement. July 2016 Reduction has the meaning set forth in the whereas clauses of this Agreement Liability means any liability or obligation of a Person of any nature, whether accrued, contingent or otherwise; provided, however, all such previously described liabilities or obligations of a Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by such Person shall be treated as being a direct Liability of such Person. Lien means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a.claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. 14

Limited Partners means LP-A and LP-B, or their respective successors and permitted assigns. Limited Partner I11terest means, with respect to a Limited Partner, either the LP-A Interest or the LP-B Interest, whichever the case may be. LP Coverage Period means any eight (8) consecutive Distribution Periods during the term of the Partnership. LP Dissolution Date has the meaning set forth in Section 9.2(a). LP Dissolution Notice has the meaning set forth in Section 9.2(a). LP Dissolution Property means, with respect to a Limited Partner, the Property proposed by the Limited Partner in the LP Dissolution Notice or the General Partner in the GP Dissolution . Notice, whichever the case may be, to be distributed by the Partnership to such Limited Partner in connection with a Dissolution pursuant to Section 9.2, which may (but is not required to) include the following, or a combination thereof: (i) the property contributed by such Limited Partner; (ii) cash or cash equivalents; or (iii) an interest-bearing debt instrument (a) with an arm's-length interest rate, (b) containing such other reasonable material terms and conditions. as identified by such Limited Partner; and (c) in the case ofa debt instrument issued by (A) a third party issuer, issued by an issuer wh,ose·unsecured and unsubordinated debt having a term of more than one (1) year (after giving effect to the issuance of such debt instrument) would be rated BBB+ or higher by S&P and Baal or higher by Moody's, and (B) the Partnership, the General Partner or an Affiliate thereof, guaranteed by a credit-worthy Person. LP Optio11 . Period means, with respect to the Limited Partners, the period (i) commencing on the earlier to occur of (a) the date that is the 20th anniversary of the Initial Closing Date, or (b) the date on which an Early Dissolving Event occurs, and (ii) ending on the occurrence of a Dissolving Event. LP Origi11al Preferred Capital means, with respect to a Limited Partner, either LP-A Original Preferred Capital or LP-B Original Preferred Capital, whichever the case may be. LP Origi11al Preferred Capital Amount means, with respect to each of LP-A and LP-B, as of the Dissolution Date, that amount equal to the excess of (i) the sum of (a) such Limited Partner's LP Original Preferred Capital and (b) the total amount of Profits allocated to such Limited Partner with respect to such Limited Partner's Original Preferred Interest from the Initial Closing Date pursuant to Section 4.l(a)(i), over (ii) the total amount of Available Cash distributed to such Limited Partner with respect to ,its Original Preferred Interest from the Initial Closing Date, pursuant to Section 5.2(a)(i). LP Percentage Interests means (a) with respect to LP-A, 50%, and (b) with respect to LP-B, 50%. LP Preferred Capital Amou11t means, with respect to each of LP-A and LP-B, as of the Dissolution Date, that amount equal to the excess of (i) the sum of (a) the aggregate amount of such Limited Partner's LP Original Preferred Capital, LP SCHP Preferred Capital and LP SCOP 15

Preferred Capital and (b) the aggregate aJTIOUnt of Profits allocated from the Initial Closing Date to such Limited Partner pursuant to Sections 4.l(a)(i) and 4.l(a)(ii), over (ii) the aggregate amount of Available Cash distributed from the Initial Closing Date to such Limited Partner pursuant to Sections 5.2(a)(i) and 5.2(a)(ii). LP SCHP Preferred Capital means, with respect to a Limited Partner, either LP-A SCHP Preferred Capital or LP-B SCHP Preferred Capital, whichever the case may be. LP SCHP Preferred Capital Amount means, with respect to each of LP-A and LP-B, as of the Dissolution Date, that amount equal to the excess of (i) the sum of (a) such Limited Partner's LP SCHP Preferred Capital and (b) the total amount of Profits allocated with respect to such Limited Partner's SCHP Preferred Interest from the Closing Date to such Limited Partner pursuant to Section 4.l(a)(i), over (ii) the total amount of Available Cash distributed from the Closing Date to such Limited Partner with respect to its SCHP Preferred Interest pursuant to Section 5.2(a)(i). LP SCOP Preferred Capital means, with respect to a Limited Partner, either LP-A SCOP Preferred Capital or LP-B SCOP Preferred Capital, whichever the case may be. LP SCOP Preferred Capital Amount means, with respect to each of LP-A and LP-B, as of the Dissolution Date, that amount equal to the excess of (i) the sum of ( a) such Limited Partner's LP SCOP Preferred Capital and (b) the total amount of Profits allocated with respect to such Limited Partner's SCOP Preferred Interest from the Closing Date to such Limited Partner pursuant to Section 4.l(a)(ii), over (ii) the total amount of Available Cash distributed from the Closing Date to such Limited Partner with respect to its SCOP Preferred Interest pursuant to Section 5.2(a)(ii). LP-A Contributed Property means each item of Contributed Property contributed to the Partnership by LP-A. LP-A Interest means the Partnership Interest held by LP-A. LP-A Original Common Capital means, with respect to LP-A, an amount equal to the product obtained by multiplying (I) the GP Original Common Capital times (2)2.6316%. LP-A O1•iginal Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an ·LP-A Original Contributed Property transferred to the Partnership, upon LP-A's Capital Contribution of the LP-A Original Contributed Property and designated as an LP-A Original Contributed Liability on Schedule A attached hereto. LP-A Original Contributed Property means each item of Contributed Property contributed to the Partnership by LP-A on the Initial Closing Date as part of the April Contributions and designated as LP-A Original Contributed Property on Schedule A attached hereto. LP-A Original Prefen·ed Capital means, as detennined with respect to LP-A on each relevant date, an amount equal to the excess of (I) LP-A Original Total Capital over (2) LP-A Original Common Capital. 16

LP-A Origi11al Priority Return means, with respect to LP-A, cumulative distributions for any Distribution Period or portion thereof during which LP-A's Original Preferred Interest is outstanding, determined by multiplying (A) the Original Priority Return Rate for such Distribution Period or portion thereof times (B) the LP-A Original Preferred Capital for such Distribution Period or portion thereof times (C) ihe Applicable Day Count Fraction for such Distribution Period or portion thereof If the LP-A Original Preferred Capital changes during the middle of a Distribution Period, the "LP-A Original Priority Return" for such Distribution Period shall be calculated separately for the portions of the Distribution Period before and after the change in LP-A Original Preferred Capital, and then be aggregated. If the LP-A Original Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued LP-A Original Priority Return not distributed shall accumulate, and "LP-A Original Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-A Original Priority Return shall remain undistributed, in an amount determined by multiplying (A) the Original Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-A Original Priority Return, times (C) the Applicable Day Count Fraction for such succeeding Distrib.ution Period or portion thereof. LP-A Origi11a/ Total Capital means, with respect to LP-A on each relevant date, an amount equal to the excess of (I) the amount designated as LP-A Original Contributed Property on Schedule A as of such date over (2) the amount designated as LP-A Original Contributed Liability on Schedule A as of such date. LP-A SCHP Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an LP-A SCHP Contributed Property transferred to the Partnership, upon LP-A's Capital Contribution of the LP-A SCHP Contributed Property and designated as an LP-A SCHP Contributed Liability on Schedule B attached hereto. LP-A SCHP Contributed Property means each item of Contributed Property contributed to the Partnership by LP-A on the Closing Date as part of the December Contributions and designated as LP-A SCHP Contributed Property on Schedule B attached hereto. LP-A SCHP Preferred Capital means, as determined with respect to LP-A on the Closing Date, an.amount equal to the excess of(!) the initial Gross Asset Value of the LP-A SCHP Contributed Property over (2) the initial Gross Liability Value of the LP-A SCHP • Contributed Liability. LP-A SCHP Priority Return means, with respect to LP-A, cumulative distributions for any Distribution Period or portion thereof during which the SCHP Preferred Interest is outstanding, determined by multiplying (A) the SCHP Priority·Return Rate for such Distribution Period or portion thereof times (B) the LP-A SCHP Preferred Capital for such Distribution Period times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof. If the LP-A SCHP Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued LP-A SCHP Priority Return not distributed shall accumulate, and "LP-A SCHP Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-A SCHP Priority Return shall remain undistributed, in an amount 17 determined by multiplying (A) the SCHP Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-A SCHP Priority Return, times (C) the Applicable Day Count Fraction for such succeeding Distribution Period or portion thereof. LP-A SCOP Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an LP-A SCOP Contributed Property transferred to the Partnership, upon LP-A's Capital Contribution of the LP-A SCOP Contributed Property and designated as an LP-A SCOP Contributed Liability on Schedule C attached hereto. LP-A SCOP Contributed Property means each item of Contributed Property contributed to the Partnership by LP-A on the Closing Date as part of the December Contributions and designated as LP-A SCOP Contributed Property on Schedule C attached hereto. LP-A SCOP Prefen•ed Capital means, as determined with respect to LP-A on the Closing Date, an amount equal to the excess of (1) the initial Gross Asset Value of the LP-A SCOP Contributed Property over (2) the initial Gross Liability Value of the LP-A SCOP Contributed Liability. · LP-A SCOP Preferred Capital Amount means, as of any date of determination, that amount equal to the excess of (i) the sum of (a) the amount of the LP-A SCOP Preferred Capital and (b) the total amount of Profits allocated to LP-A with respect to LP-A's SCOP Preferred Interest pursuant to Section 4.l(a)(ii) since the Closing Date through such determination date, over (ii) the total amount of Available Cash distributed to LP-A with respect to LP-A's SCOP Preferred Interest pursuant to Section 5.2(a)(ii) since the Closing Date through such determination date. LP-A SCOP Priority Return means, with respect to LP-A, cumulative distributions for any Distribution Period or portion thereof during which the SCOP Preferred Interest is outstanding, detennined by multiplying (A) the SCOP Priority Return Rate for such Distribution Period or portion thereof times (B) the LP-A SCOP Preferred Capital for such Distribution Period times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof. If the LP-A SCOP Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued LP-A SCOP Priority Return not distributed shall accumulate, and "LP-A SCOP Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-A SCOP Priority Return shall remain undistributed, in an amount determined by multiplying (A) the SCOP Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-A SCOP Priority Return, times (C) the Applicable Day Count Fraction for such succeeding Distribution Period or portion thereof. LP-B means·(!) ENSCO Development Limited, a corporation organized under the laws of the Cayman Islands in its capacity as Limited Partner, (2) ENSCO Development Limited as successor to any and all rights and obligations it assumed as successor to EOIC's Limited Partnership Interest as a result of the EOIC Transfer, and (3) EOIC, as the case may be. LP-B Contributed Property means each item of Contributed Property contributed to the Partnership by LP-B. 18

LP-B Interest means the Partnership Interest held by LP-B.

LP-B Original Common Capital means, with respect to LP-B, an amount equal to the product obtained by multiplying (1) the GP Original Common Capital times (2) 2.6316%.

LP-B Original Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an LP-B Contributed Property transferred to the Partnership, upon EOIC's Capital Contribution of the LP-B Original Contributed Property and designated as an LP-B Original Contributed Liability on Schedule A attached hereto.

LP-B Original Contributed Property means each item of Contributed Property contributed to the Partnership by EOIC on the Initial Closing Date as part of the April Contributions and designated as LP-B Original Contributed Property on Schedule A attached hereto.

LP-B Original Preferred Capital means, as determined with respect to LP-B on each relevant date, an amount equal to the excess of (1) LP-B Original Total Capital over (2) LP-B Original Common Capital.

LP-B Original Priority Return means, with respect to LP-B, cumulative distributions for any Distribution Period or portion thereof during which LP-B's Original Preferred Interest is outstanding, determined by multiplying (A) the Original Priority Return Rate for such Distribution Period or portion thereof times (B) the LP-B Original Preferred Capital for such Distribution Period or portion thereof times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof. If the LP-B Original Preferred Capital changes during the middle of a Distribution Period, the "LP-B Original Priority Return" for such Distribution Period shall be calculated separately for the portions of the Distribution Period before and after the change in LP-B Original Preferred Capital, and then be aggregated. If the LP-B Original Priority Return accrued by any Distribution Date is not distributed in full on such distribution date, any amount of accrued LP-B Original Priority Return not distributed shall accumulate, and "LP-B Original Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-B Original Priority Return shall remain undistributed, in an amount determined by multiplying (A) the Original Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-B Original Priority Return, times (C) the Applicable Day Count Fraction for such succeeding Distribution Period or portion thereof.

LP-B Original Total Capital means, with respect to LP-B on each relevant date, an amount equal to the excess of (1) the amount designated as LP-B Original Contributed Property on Schedule A as of such date over (2) the amount designated as LP-B Original Contributed Liability on Schedule A as of such date.

LP-B SCHP Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an LP-B SCHP Contributed Property transferred to the Partnership, upon LP-B's Capital Contribution of the LP-B SCHP Contributed Property and designated as an LP-B SCHP Contributed Liability on Schedule B attached hereto.

19

LP-B SCHP Co11tributed Property means each item of Contributed Property contributed to the Partnership by LP-B on the Closing Date as part of the December Contributions and designated as LP-B SCHP Contributed Property ·on Schedule B attached hereto. LP-B SCHP Preferred Capital means, as detennined with respect to LP-B on the Closing Date, an amount equal to the excess of (1) the initial Gross Asset Value of the LP-B SCHP Contributed Property over (2) the initial Gross Liability Value of the LP-B SCHP Contributed Liability. LP-B SCHP Priority Return means, with respect to LP-B, cumulative distributions for !lnY Distribution Period or portion thereof during which the SCHP Preferred Interest is outstanding, determined by multiplying (A) the SCHP Priority Return Rate for such Distribution Period or portion thereof times (B) the LP-B SCHP Preferred Capital for such Distribution Period times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof If the LP-B SCHP Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued LP-B SCHP Priority Return not distributed_ shall accumulate, and " LP-B SCHP Priority Return" shall .include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-B SCHP Priority Return shall remain undistributed, in an amount determined by multiplying (A) the SCHP Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-B SCHP Priority Return, times (C) the Applicable Day ~ount Fraction for such succeeding Distribution Period or portion thereof. LP-B SCOP Contributed Liability means, any Liability assumed by the Partnership, or otherwise encumbering an LP-B SCOP Contributed Property transferred to the Partnership, upon LP-B's Capital Contribution of the LP-B SCOP Contributed Property and designated as an LP-B SCOP _Contributed Liability on Schedule C attached hereto. LP-B SCOP Co11tributed Property means each item of Contributed Property contributed to the Partnership by LP-B on the Closing Date as part of the December Contributions and designated as LP-B SCOP Contributed Property on Schedule C attached hereto. LP-B SCOP Preferred Capital means, as determined with respect to LP-B on the Closing Date, an amount equal to the excess of (1) the initial Gross Asset Value of the LP-B SCOP Contributed Property over (2) the initial Gross Liability Value of the LP-B SCOP Contributed Liability. LP-B SCOP Preferred Capital A111ou11t means, as of any date of determination, that amount equal to the excess of(i) the sum of(a) the amount of the LP-B SCOP Preferred Capital· and (b) the total amount of Profits allocated to LP-B with respect to LP-B's SCOP Preferred Interest pursuant to Section 4.l(a)(ii) since the Closing Date through such determination date, over (ii) the total amount of Available Cash distributed to LP-B with respect to LP-B's SCOP Preferred Interest pursuant to Section 5.2(a)(ii) since the Closing Date through such determination date. LP-B SCOP Priority Return means, with respect to LP-B, cumulative distributions for any Distribution Period or portion thereof during which the SCOP Preferred Interest is 20 outstanding, determined by multiplying (A) the SCOP Priority Return Rate for such Distribution Period or portion thereof times (B) the LP-B SCOP Preferred Capital for such Distribution Period times (C) the Applicable Day Count Fraction for such Distribution Period or portion thereof. If the LP-B SCOP Priority Return accrued by any Distribution Date is not distributed in full on such Distribution Date, any amount of accrued LP-B SCOP Priority Return not distributed shall accumulate, and "LP-B SCOP Priority Return" shall include additional distributions for each succeeding Distribution Period or portion thereof during which such accrued but undistributed LP-B SCOP Priority Return shall remain undistributed, in an amount determined by multiplying (A) the SCOP Priority Return Rate referred to above, times (B) the amount of such accrued but undistributed LP-B SCOP Priority Return, times (C) the Applicable. Day Count Fraction for such succeeding Distribution Period or portion thereof. Mai11te11a11ce Capex means, for any Distribution Period, either (i) if a single aggregate annual amount of capital expenditures for the maintenance of the drilling rigs owned by the Partnership (or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership) is forecast, such amount, or (ii) if a range of aggregate annual amounts of such capital expenditures is forecast, the mid-point of such range, in either case (x) as determined for the calendar year that includes such Distribution Period, (y) as initially approved by Ensco's board of directors as the budgeted capital expenditures, or range thereof, for maintenance of drilling rigs owned by the Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership) for such calendar year, and (z) prorated among the four Distribution Periods contained within such calendar year. For the avoidance of doubt, budgeted capital expenditures for the maintenance of drilling rigs includes.those amounts budgeted as (a) sustaining capital expenditures for such rigs, (b) major maintenance capital expenditures for such rigs and (c) capital expenditures for maintaining long-term regulatory compliance for such rigs. Material Adverse Effect means (a) a material adverse effect on the financial condition, results of operations, business, properties or operations of the Partnership or the General Partner, as applicable; (b) a material adverse effect on the rights, benefits and remedies of a Limited Partner under or arising out of this Agreement; or (c) a material adverse effect on a Limited Partner Interest (including a material adverse effect on the value.thereof). Moody's means Moody's Investors Service, Inc. or any successor to its credit rating business by merger or consolidation. Newly-Acquired Property means any Property ( other than cash) that constitutes a Permitted Asset and is acquired by the Partnership after the Closing Date, other than Subsequently Contributed Property. No11-E11viro11me11tal Loss means any and all damages, costs, expenses, penalties and fines (including, without limitation, indirect, consequential and punitive damage awards to third parties), whether foreseeable or unforeseeable, arising out of, or relating to, claims, lawsuits or causes of action for tortious acts or omissions (including, without limitation, negligence and willful cir wanton misconduct), personal injury, death or damage to real or personal property; provided, however, that Non-Environmental Loss does not include any Environmental Loss. 21

Nonrecourse Debt means, with respect to any Person, (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests of such Person, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Partnership or any of its Subsidiaries, except as to certain specified present or future assets or interests of SPV s. No11recourse Deductions has the meaning set forth in Regulations Sections ] . 704-2(b )(!) and 1.704-2(c). No11recou1·se Liability has the meaning set forth in Regulations Section 1.704-2(b)(3). November 2016 Reduction has the meaning set forth in the whereas clauses of this Agreement. Operating Expenditures means, for any Distribution Period, all costs and expenditures incurred in connection with the operations of the Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership); provided, however, that the term "Operating Expenditures" shall not include any capital expenditures. Operating Gross Receipts means, for any Distribution Period, all gross revenues and other amounts received or derived from the operations of the Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership), including, without limitation, gross amounts received or derived from any (i) sale of real or personal property, whether or not in the ordinary course of business, (ii) payment under an insurance policy in connection with a loss covered thereby, or (iii) judgment, claim for damages or settlements relating thereto. Operating Principles means those principles set forth on Schedule D hereto. Originr,l Base Priority Return Rate means for any Distribution Period ( or portion thereof) during which each Original Priority Return is stated herein to accrue, a rate per annum equal to 7.53%. Original Contributed Property means any and all GP Original Contributed Property, LP A Original Contributed Property and LP-B Original Contributed Property. Original Preferred Interest means the rights and entitlements granted to LP:A and LP-B, respectively, upon their making the April Contributions providing preferential allocations of Profits and distributions of Available Cash with respect to their LP-A Original Preferred Capital and LP-B Original Preferred Capital, respectively. Original Priority Return means either the LP-A Original Priority Return or the LP-B Original Priority Return, as the case may be. O1·iginal Priority Retum Rate means, for any Distribution Period, or portion thereof, during which each Original Priority Return is stated herein to accrue, a rate per annum equal to the sum of (i) the Original Base Priority Return Rate, and (ii) the Priority Return Adjustment, if any, for such Distribution Period. 22

Partner means the General Partner or any Limited Partner, but such term does not include any Person who has ceased to be a partner in the Partnership. Partne1·sliip Mi11i111u111 Gain has the meaning set forth in Regulations Sections 1.704- 2(b)(2) and l.704-2(d). Part11er Nonrecourse Debt has the meaning set forth in Regulations Section 1. 704- 2(b )(4). Part11er Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section l.704-2(i)(2) Partner Nonrecourse Deductions has the meaning set forth in Regulations Sections 1.704-2(i)(l) and 1.704-2(i)(2). Partnership means Ensco Global Investments LP, a limited partnership formed under the laws of England. Partnership Interest means each Partner's rights under this Agreement, including, without limitation, the right to receive distributions of Property, the right to receive allocations of income, gain, loss, deduction or credit of the Partnership, and all its right, title and interest in the Property, if and solely to the extent provided herein. Permitted Assets means: ( a) Contributed Property and Subsequently Contributed Property; (b) receivables and other similar assets arising in the ordinary course of the Partnership's business; (c) cash, cash equivalents and marketable securities; ( d) notes evidencing loans made pursuant to Section 3 .5; ( e) office equipment, office space, office leases, and other similar items held, used or useful in the ordinary course of the Partnership's business; (f) further investments in relation to the Partnership's assets from time to time; (g) any other assets the General Partner reasonably determines are necessary to perform the purposes of the Partnership described in Section 2.3; and (h) ·any other assets as mutually agreed upon by all the Partners. Permitted Lie11s means, collectively, the Liens described in clauses (a) through (t) below: (a) Liens existing on the date hereof; 23

(b) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with ( or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the General Partner for and on behalf of the Partnership or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor; (c) mechanics', workmen's, materialmen's, landlords', carriers', maritime or other similar Liens arising in the ordinary course of business ( or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to assets located in the United St.ates and for more than ninety (90) days if such Liens arise with respect to assets located outside of the United States, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherWise could not reasonably be expected to have a Material Adverse Effect on the Partnership; ( d) Liens for Taxes not more than ninety (90) days past due or that can thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect on the Partnership; · (e) · Liens imposed by BRISA (or comparable English or other non-U.S. laws) that are being contested in good faith by appropriate proceedings and reserve~ in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect on the Partnership; (f) Liens arising outof judgments or awards against the Partnership or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Partnership or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a jurisdiction outside the United States after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Partnership and its Subsidiaries secured by such Liens shall not exceed the Dollar Equivalent of $100,000,000 at any one time outstanding; 24

(g) Liens on fixed or capital assets acquired, constructed, improved, altered or repaired by the Partnership or any Subsidiary and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Partnership or any Subsidiary; (h) Liens securing Interest Rate Protection Agreements or Currency Rate Protection Agreements incurred in the ordinary course of business and not for speculative purposes; (i) Liens on property existing at the time such property is acquired by the Partnership or any Subsidiary of the Partnership and not created in contemplation of such acquisition ( or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Partnership and not created in contemplation of such Person becoming a Subsidiary of the Partnership ( or on repairs, renewals, replacements, additions, accessions and betterments thereto); G) any extension, renewal or replacement ( or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement ( other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to. the Li:en so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof); (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such righ\, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person; (I) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person; (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership; (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or 25

. · reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use ofreal property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way; ( o) Liens created by or resulting froin zoning, planning and environmental laws and ordinances and municipal regulations; (p) . Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased); (q) Liens on property securingNonrecourse Debt; (r) Liens on the stock or assets ofSPVs; (s) other Liens created in connection with securitization programs, if any, of the Partnership and its Subsidiaries; and (t) Liens (not otherwise permitted under this Agreement) securing Indebtedness (or other obligations) not exceeding at the· time of incurrence thereof (together with all such other Liens securing Indebtedness (or other obligations) outstanding pursuant. to this clause (t) at such time) ten percent (10%) of Consolidated Tangible Net Worth. Person means any individual, partnership (whether general or limited), company, body corporate, limited liability company, corporation, trust, estate, association, nominee, or other entity. Preferred Interests means, as of any date, the Original Preferred Interests, the SCHP Preferred Interests, the SCOP Preferred Interests, and any Partnership Interests issued prior to such date that are preferred in the allocation of Profits and Available Cash. Present Value of the Projected Preferred Capital Distribution means, as of the .EDP Determination Date, that amount determined with respect to a Limited Partner equal to the present value of a Projected Preferred Capital Distribution (as forecasted by the General Partner or its designee(s) as of the EDP Determination Date), such present value being computed by dividing such Limited Partner's LP Preferred Capital Amount, determined as of the· EDP Determination Date, by the quantity of (l +RY /4) A n, where: - "RY" means the Reinvestment Yield; - "n" means the number of Distribution Periods from the applicable EDP Determination Date to the eighth (8th) anniversary of the Closing Date; - ,w, means raised to the power of. 26

Present Value of the Projected Priority Return Distributions means, as of the EDP Detennination Date, that amount detennined with respect to a Limited Partner equal to the sum of the present values of each applicable Projected Priority Return Distribution (as detennined by the General Partner or its designee(s) as of the EDP Detennination Date), each such present value being computed by dividing the value of such Projected Priority Return Distribution by the quantity of (1 +RY /4) An, where: - "RY'' means the Reinvestment Yield; - "n" means the number of Distribution Periods from the applicable EDP Detennination Date to the date each Projected Priority Return Distribution would be made; - """ means raised to the power 0£ Priority Return Adjustment means (i) for any Distribution Period as to which the Partnership's Coverage Ratio is greater than 2.25, zero and (ii) for any Distribution Period as to which the Partnership's Cove(age Ratio is 2.25 or lower, the margin adjustment (expressed in basis points) set forth below: Coverage Ratio 1.75 to 2.25 1.25 to <l. 75 <1.25 Priority Return Adjustment · 25.0 basis points 50.0 basis point 250.0 basis points Profits and Losses mean, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, detennined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 702(a)(l) of the Code (other than items specially allocated pursuant to Section 4.-l(c)) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or -Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income.or loss; (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any item of Property is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the 27 adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses; (iv) In the event the Gross Liability Value of any 752-7 Liability of the Partnership· is adjusted as required by this Agreement, the amount· of such adjustment shall be treated as an item of loss (if the adjustment increases the Gross Liability Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Gross Liability Value of such Liability of the Partnership) and shall be taken into account for purposes of computing Profits or Losses; (v) Gain or loss resulting from any disposition of Property with respect to .which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (vi) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation"; · (vii) To the extent an adjustment to the adjusted tax basis of any item of Property pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1. 704-(b )(2)(iv)(m )(4), to be taken into ·account in determining Capital Accounts as a result of a distribution other than in settlement of a Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Pr~fits or Losses; and (viii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 4.1 ( c) shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.l(c) shall be detennined by applying rules analogous to those set forth in subparagraphs (i) through (vii) above. Further, in determining "Profits" and "Losses," all items of income, gain, loss and deduction recognized by a Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership shall be treated as being recognized directly by the Partnership. · P1·ojected Preferred Capitai Distribution means, as of the EDP Determination Date, an anticipated future distribution to a Limited Partner on the eighth (8th) anniversary of the Closing Date of cash in an amount, or property with a fair market value (net of any liabilities assumed or 28 taken subject to), equal to such Limited Partner's LP Preferred Capital Amount (as if made as part of a greater distribution of cash or property pursuant to Section 9.3 in settlement of such Limited Partner Interest, in both cases on such future date) .. Projected Priority Return Distributions means, a~ of the EDP Determination Date, the anticipated future distributions projected to be made to a Limited Partner pursuant to Sections 5.2(a)(i) and 5.2(a)(ii) for each Distribution Period (or portion thereof) remaining, as of the EDP Determination Date, through and including the eighth (8th) anniversary of the Closing Date, determined for such period by adding the following three amounts: (1) the product obtained by multiplying (A) the Original Base Priority Return Rate for each such Distribution Period or portion thereof times (B) such Limited Partner's LP Original Preferred Capital Amount, determined as of the EDP Determination Date, times (C) the Applicable Day Count Fraction for each such Distribution Period ( or portion thereof), plus (2) the product obtained by multiplying (A) the SCHP Base Priority Return Rate for each such Distribution Period or portion thereof times (B) such Limited Partner's LP SCHP.Preferred Capital Amount, determined as of the EDP Determination Date, times (C) the Applicable Day Count Fraction for each such Distribution Period ( or portion thereof), plus (3) the product obtained by multiplying (A) the SCOP Base Priority Return Rate for each such Distribution Period or portion thereof times (B) such Limited Partner's LP SCOP Preferred Capital Amount, determined as of the EDP Determination Date, times (C) the Applicable Day Count Fraction for each such Distribution Period (or portion thereof). Property means all real and personal property (whether tangible or intangible) owned by the Partnership, including, without limitation, (i) cash, (ii) current assets (such as accounts receivable) (iii) contract rights (such as those arising under a drilling or services contract), (iv) investments (such as shares, stocks, securities, notes, bonds, debentures, derivative financial instruments, and other similar financial assets), and (v) any improvements to real or personal property; provided, however, all such previously described items of property owned by a Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership shall be treated as being Property that is owned directly by the Partnership. Realized Gain means, as of any date of determination, the excess of the amount realized from the sale, exchange or other disposition of an item of Property (other than Subsequently Contributed Property) over the book basis of such Property, such book basis being determined in accordance with this Agreement and the Regulations promulgated under Section _704(b) of the Code. Regulations means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time. Reinvestment Yield means, as of the EDP Determination Date, an amount equal to the sum of: (A) the swap rate based on the United States Dollar London Interbank Offered Rate as it shall exist on the date two business days immediately preceding the EDP Determination Date, for the length of swap tenn in whole years equal to the closest n1.1mber of whole years (rounding up or down as required) remaining until the eighth (8th) anniversary of the Closing Date, plus (B) 250 basis points. The swap rate based on the United States Dollar London Interbank Offered Rate shall be detennined based on the quote for such rate, as published on Blooinberg ( or, if such 29

Bloomberg quote shaJI cease to be published, a comparable quote by a comparably reliable service) for the EDP Determination Date. As of the date of this Agreement, such rate can be obtained from Bloomberg page FWCV by entering the EDP Determination Date in the box entitled "Curve Dated" and then taking the rate for the closest number of whole years (rounding up or down as required) remaining until the eighth (8th) anniversary of the Closing Date on the swap rate line that appears in the column for rate~ on the EDP Determination Date. Released Reserves means any reduction of reserves previously established by the General Partner on behalf of the Partnership for Cash Outflows. S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its credit rating business by merger or consolidation. 752-7 Liability means a liability that is defined in Regulations Section 1.752-7(b)(3) which is assumed by the Partnership from a Partner. · SCHP Base Priority Return Rate means for any Distribution Period (or portion thereof) during which each SCHP Priority Return is stated herein to accrue, a rate per annum equal to 7.14%. SCHP Contributed Property means any and all LP-A SCHP Contributed Property and LP-B SCHP Contributed Property. SCHP Preferred Interest means the rights and entitlements granted to LP-A and LP-B, respectively, upon their making the December Contributions providing preferential allocations of Profits and distributions of Available Cash with respect to their LP-A SCHP Preferred Capital and LP-B SCHP Preferred Capital, respectively. SCHP Priority Return means either the LP-A SCHP Priority Return or the LP-B SCHP Priority Return; as the case may be. . SCHP Priority Return Rate means, for any Distribution Period, or portion thereof, during which each SCHP Priority Return is stated herein to accrue, a rate per annum equal to the sum of (i) the SCHP Base Priority Return Rate, and (ii) the Priority Return Adjustment, if any, for such Distribution Period. SCOP Base Priority Return Rate means for any Distribution Period ( or portion thereof) during which each SCOP Priority Return is stated herein to accrue, a rate per annum equal to 8.07%. SCOP Contributed P1·operty means any and all GP SCOP Contributed Property, LP-A SCOP Contributed Property and LP-B SCOP Contributed Property. SCOP Preferred Capital Amount means, as of any date of determination, with respect to (i) the General Partner, the GP SCOP Preferred Capital Amount as of such determination date, (ii) LP-A, the LP-A SCOP Preferred Capital Amount as of such determination date and (iii) LP B, the LP-B SCOP Preferred Capital Amount as of such determination date. 30

SCOP Preferred Capital Amount Percentages means, as of any date of detennination, with respect to each Partner, the quotient (expressed as a percentage) obtained by dividing (i) such Partner's SCOP Preferred Capital Amount as of such determination date by (ii) the aggregate sum of all Partners' respective SCOP Preferred Capital Amounts as of such determination date. SCOP Preferred· I11terest means the rights and entitlements granted to the General Partner, LP-A and LP-B, respectively, upon their making the December Contributions providing preferential allocations of Profits and distributions of Available Cash with respect to their GP SCOP Preferred Capital, LP-A SCOP Preferred Capital and LP-B SCOP Preferred Capital, respectiv~ly. SCOP Priority Return means either the GP SCOP Priority Return, the LP-A SCOP Priority Return or the LP-B SCOP Priority Return, as the case may be. SCOP Priority Return Perce11tage means, with respect to a Partner, the quotient ( expressed as a percentage) detennined for any given Distribution Period derived by' dividing (i) the dollar amount of such Partner's respective SCOP Priority Return detennined for such Distribution Period, by (ii) the dollar amount of the Aggregate SCOP Priority Return detennined for such Distribution Period. SCOP Priority Return Rate means, for any Distribution Period, or portion thereof, during which each SCOP Priority Return is stated herein to accrue, a rate per annum equal to the sum of (i) the SCOP Base Priority Return Rate, and (ii) the Priority Return Adjustment, if any, for such Distribution Period Se11ior Preferred I11terests means, with respect to each of LP-A and LP-B, respectively, both the Original Preferred Interest and the SCHP Preferred Interest held by each such Partner. Se11ior Priority Retuni Perce11tage means, with respect to a Limited Partner, the quotient ( expressed as a percentage) detennined for any given Distribution Period derived by dividing (i) the sum of (A) the dollar amount of such Limited Partner's Original Priority Return detennined for such Distribution Period and (B) the dollar amount of such Limited Partner's SCHP Priority Return detennined for such Distribution Period, by (ii) the sum of (A) the dollar amount of the Aggregate Original Priority Return detennined for such Distribution Period and (B) the dollar amount of the Aggregate SCHP Priority Return detennined for such Distribution Period.· SPV means any Person that is designated by the General Partner, on behalf of the Partnership, as a special purpose vehicle, provided that the General Partner shall not designate as a SPV any Subsidiary of the Partnership that owns, directly or indirectly, any other Subsidiary of the Partnership that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Partnership and its Subsidiaries) that equates to at least five percent (5%) of the Partnership's Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before-discontinued operations and income or loss resulting from extraordinary items, but excluding revenues and expenses that would be eliminated in consolidation with the Partnership and its Subsidiaries and excluding any loss or gain resulting from the early 31 extinguishment of Indebtedness) during the most recently completed fiscal year of the Partnership in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items and excluding any loss or gain resulting from the early extinguishment of Indebtedness) for the Partnership and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Partnership. The General Partner may on behalf of the Partnership elect to treat any of its Subsidiaries as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election by giving written notice thereof to the Limited Partners specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once. Subsequently Contributed Property means any Property, other than cash contributed pursuant to Section 3.3(a), that is acquired by the Partnership after the Closing Date by way of Capital Contribution. Subsidiary means, for any Person, any other Person ( other than a SPV) of which more than fifty percent (50%) of the outstanding shares or comparable equity interests having ordinary voting power for the election of the board of directors, managers or similar governing body of such other Person (irrespective of whether or not at the time shares or other equity interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries. · Tax Disregarded Entity means an entity that is disregarded for U.S. federal income tax purposes as a consequence of the application of Regulations Sections 301.7701-2 and 301.7701- 3. Tax Regarded Entity means an entity that is recognized and treated as an entity separate from its owner(s) for U.S. federal income tax purposes as a consequence of the application of Regulations Sections 301.7701-2 and 301.7701-3. Total Assets means, as of any date of determination, the aggregate book value of the assets of the Partnership and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date. Total Tangible Capitalization means, as of any date of determination, the sum of Consolidated Indebtedness plus _Consolidated Tangible Net Worth as of such date. · Unrealized Gai11 means, as of any date of determination, any adjustment resulting from an increase in the Gross Asset Value of an item of Property ( other than Subsequently Contributed Property) pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value. U.S. has the meaning set forth in the whereas clauses of this Agreement. 32

Voluntary Insolvency means, with resRect to any Person, (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the appointment by such Person of an administrator or similar person over it or aU or any substantial part of its assets, the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or winding up protection or other relief of such Person or its debts under any present or future Insolvency, insolvency, reorganization or similar statute, law or regulation or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, or manager, trustee, custodian, or other similar official for such Person or for aU or any substantial part of its assets, or (iii) corporate action taken by such Person to authorize any of the actions set forth above. Wholly Owned with respect to any specified Person means that aU of the outstanding equity interests in that Person are owned by another specified Person. ARTICLE II STRUCTURE, PURPOSE AND DURATION Section 2.1 Structure. The Partners hereby agree that from the effective date of this Agreement, the Partnership shall be governed by this Agreement. ENSCO Universal Limited shaU be the sole General Partner and LP-A and LP-B shall be the Limited Partners. Section 2.2 Name of the Partnership. The name of the Partnership is Ensco Global Investments LP, and all Partnership business must be conducted in that name. Section 2.3 Purposes of the Partnership. Each Partner has entered into this Agreement with the intention of becoming a Partner, with each of the other Partners, in the Partnership, · which was formed to engage in the business activities described in this Section 2.3 with a view of profit. The purposes of the Partnership are, subject to the terms and conditions of this Agreement, (a) to acquire, hold and manage the Contributed Property and any Newly-Acquired Property, (b) to acquire, hold and manage any other real or personal property incidental to the management of the property identified immediately above, including (i) interests, in any form whatsoever, in English and foreign companies, (ii) any other form of investment, (iii) the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise, of securities and bonds or any other debt instruments of any kind, and ..(iv) the administration, control and development of its portfolio, and (c) to take all such other actions from time to time that are incidental to any of the foregoing or as expressly set forth herein as the General Partner may detennine from time to time to be useful, necessary or desirable. Section 2.4 No Withdrawal or Resignation. Each Partner hereby agrees that it will not, and does not have the power to, voluntarily withdraw or resign as a Partner before termination of the Partnership in accordance with ARTICLE IX without the written consent of all other Partners; provided, however, that Dispositions of Partnership Interests may be made so long as they are made in compliance with the consent and other requirements of AR TIC LE VIII. 33

Section 2.5 Term. The Partnership shall continue its existence without interruption until terminated in accordance with ARTICLE IX. Section 2.6 Registered Office. The registered office of the Partnership is established in the city of London. The registered office may be changed to any other place in England by resolution of the General Partner. Branches or other offices of the Partnership may be established either in England or abroad by resolution of the General Partner. ARTICLE III CAPITAL CONTRIBUTIONS AND CREATION OF PARTNERSHIP INTERESTS Section 3.1 Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Section 3.2 Capital Contributions. (a) On the Initial Closing Date, the General Partner, LP-A and EOIC contributed, or were deemed to contribute, to the Partnership the assets set forth on Schedule A. (b) The General Partner may on behalf of the Partnership request additional Capital Contributions of cash to fund working capital requirements. In such event, the General Partner shall give written notice to the other Partners setting forth (i) in reasonable detail the proposed use of the cash, (ii) the aggregate amount requested to be contributed to the Partnership by each Partner, such contributions to be made 95% by the General Partner and 5% by the Limited Partners in accordance with their respective LP Percentage Interests, (iii) the .date such requested Capital Contributions are proposed to be made to the Partnership, which date shall be not less than five (5) nor more than 90 days following the date of such notice, and (iv) the date by which each Partner must notify the General Partner of its election to make any such additional Capital Contribution. If a Partner fails to respond to such notice, such failure to respond will be deemed to be an election not to contribute its share of such requested Capital Contribution. In the event any Partner elects not to make a Capital Contribution requested pursuant to this Section 3 .2(b ), no Capital Contributions to the Partnership may be made pursuant to this Section 3 .2(b) and the working capital requirements of the Partnership shall, subject fo Section 6.2(g), be funded. through borrowings by the Partnership from one or more·ofthe other Partners, an Affiliate of any such other Partners or a third party lender. Section 3 .3 Creation of Additional Partnership Interests. (a) Upon the contribution of one or more Subsequently Contributed Properties, unless the Partners otherwise mutually agree, the general principles set forth in this Section 3.3 shall apply. This Agreement shall be amended to reflect the creation of a new class of preferred Partnership Interests in exchange for all Subsequently Contributed Properties conveyed to the Partnership at the time of such creation. The amount of preferred capital, all of the components of the priority return in respect thereof, ·and the residual profit and loss participation, if any, shall be independently established for such new class of preferred Partnership Interests at the time of such contribution and creation in order to ensure that the contributor of such Subsequently Contributed Properties will receive fair and reasonable arm's-length consideration in exchange therefore; provided, however, such new class of preferred Partnership Interests shall only be allocated Unrealized Gain or Realized Gain in respect of Property owned by the Partnership immediately prior to the creation of such new class of preferred Partnership Interests to the extent provided herein below. (b) Any new class of Preferred Interests created in exchange for Subsequently · Contributed Properties shall, to the extent agreed to by the Partners at the time of such contribution and creation: (i) be subordinate to the pre-existing Preferred Interests in the allocation of Profits and the distribution of Available Cash to satisfy the priority return established for such newly-created Preferred Interests, and (ii) be both (A) subordinate to the pre-existing Preferred Partner Interests in the allocation of Unrealized Gain and Realized Gain attributable to Property owned immediately before the creation of such newly~created Preferred Interests and (B) limited in its participation in the allocation of such Unrealized Gain and Realized Gain to the recoupment of Depreciation previously allocated to the holder of such newly-created Preferred Interests. Section 3.4 Return of Contributions. Except as explicitly provided in ARTICLE IX, a Partner is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Partnership or of any Partner. Section 3.5 Partnership Loans. The General Partner may, from time to time, cause the Partnership to make demand loans at a market rate of interest out of Available Cash to the General Partner or an Affiliate thereof in accordance with Section 5.Z(b). ARTICLE IV ALLOCATIONS; TAX MATTERS Section 4.1 Allocations for Capital Account Purposes. For purposes of maintaining Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction shall be allocated among the Partners in each Allocation Year as provided below. (a) Profits. After giving effect to the special allocations set forth in Section 4.l(c) as of the date of any such allocation, Profits for such Allocation Year will be allocated to the Partners as follows: (i) first, 99% to the Limited Partners in proportion to their respective Senior Priority Return Percentages (as determined for any given Distribution Period) and 1 % to the General Partner until the Limited Partners have together been allocated a cumulative amount equal to the excess, if any, of (i) the cumulative Aggregate Senior Priority Return of the Limited Partners accrued since the Initial Closing Date through the last day of such Allocation Year, over 35

(ii) the cumulative Profits allocated to the Limited Partners pursuant to this Section 4.1(a)(i) for all prior Allocation Years;

(ii) second, the balance, if any, 100% to the Partners in proportion to their respective SCOP Priority Return Percentages (as determined for any given Distribution Period) until the Partners have together been allocated a cumulative amount equal to the excess, if any, of (i) the cumulative Aggregate SCOP Priority Return of the Partners accrued since the Closing Date through the last day of such Allocation Year, over (ii) the cumulative Profits allocated to the Partners pursuant to this Section 4.1(a)(ii) for all prior Allocation Years;

(iii) third, the balance, if any, 100% to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to Section 4.1(b)(iv) for all prior Allocation Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 4.1(a)(iii) for all prior Allocation Years;

(iv) fourth, the balance, if any, 100% to the Limited Partners in proportion to, and to the extent of, an amount determined with respect to each Limited Partner equal to the excess, if any, of (i) the cumulative Losses allocated to such Limited Partner pursuant to Section 4.1(b)(iii) for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Limited Partner pursuant to this Section 4.1(a)(iv) for all prior Allocation Years;

(v) fifth, the balance, if any, to the Partners in proportion to, and to the extent of, an amount determined with respect to each Partner equal to the excess, if any, of (i) the cumulative Losses allocated to such Partner pursuant to Section 4.1(b)(ii) for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this Section 4.1(a)(v) for all prior Allocation Years;

(vi) sixth, the balance, if any, to the Partners in proportion to, and to the extent of, an amount determined with respect to each Partner equal to the excess, if any, of (i) the cumulative Losses allocated to such Partner pursuant to Section 4.1(b)(i) for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this Section 4.1(a)(vi) for all prior Allocation Years; and

(vii) seventh, the balance, if any, 95% to the General Partner and 5% to the Limited Partners, in proportion to such Limited Partners' respective LP Percentage Interests.

(b) Losses. After giving effect to the special allocations set forth in Section 4.1(c) as of the date of any such allocation, Losses for such Allocation Year will be allocated to the Partners as follows:

(i) first, 95% to the General Partner and 5% to the Limited Partners, in proportion to such Limited Partners' respective LP Percentage Interests, until the General Partner has been allocated since the Initial Closing Date an amount of

36

Losses pursuant to this Section 4.l(b)(i) (and its predecessor provision) equal to the GP Common Capital Amount determined as of such allocation date; (ii) second, the balance, if any, 100% to the General Partner and the Limited Partners, in proportion to their respective SCOP Preferred Capital Amount Percentages, until each such Partner has been allocated since the Closing Date an amount of Losses pursuant to this Section 4.1 (b )(ii) equal to such Partner's SCOP Preferred Capital Amount determined as of such allocation date; (iii) third, the balance, if any, I 00% to the Limited Partners, in proportion to each such Limited Partners' Adjusted Capital Accounts determined as of such allocation date (after giving effect to any allocation of Losses already made for such Allocation Year to such Partner pursuant to either clauses (i) or (ii) of this Section 4.l(b)), until the Adjusted Capital Account of each Limited Partner is reduced to zero; and (iv) fourth, the balance, if any, 100% to the General Partner. (c) Special Allocations. Notwithstanding any other provisions of this Agreement, the special allocations described below shall be made for each Allocation Year in the following priority: (i) In the event there is a net decrease in Partnership Minimum Gain during any Allocation Year, the "minimum gain chargeback" described in Regulations Section l.704-2(f) and Regulations Section l.704-2(g}shall apply. (ii) In the event there is a net decrease in Partner Nomecourse Debt Minimum Gain during any Allocation Year, the "partner minimum gain chargeback" described in Regulations Section l.704-2(i)(4) shall apply. (iii) This Section 4.l(c)(iii) incorporates the "qualified income offset" set forth in Regulations Section l.704-l(b)(2)(ii)(d) as if those provisions were fully set forth in this Section 4.l(c)(iii). For any given Allocation Year, an allocation pursuant to this Section 4.l(c)(iii) shall be made only if and to the extent that a Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.1 for. such Allocation Year have been tentatively made as if this Section 4.l(c)(iii) were not in this Agreement. (iv) In the event that any Limited Partner has an Adjusted Capital Account Deficit at the end of any Allocation Year, each such Limited Partner shall be allocated items of Partnership income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 4.l(c)(iv) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit at the end of such Allocation Year in excess of such sum after all other allocations provided for in this Section 4.1 have been tentatively made as if Section 4.l(c)(iii) and this Section 4.l(c)(iv) were not in this Agreement. 37

(v) Nonrecourse Deductions for any Allocation Year .shall be allocated 95% to the General Partner and 5% to the Limited Partners in proportion to their respective LP Percentage Interests. (vi) Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section l.704-2(i)(l). (vii) · To the extent an adjustment to the adjusted tax basis of any Property, pursuant to Section 743(b) or Section 734(b) of the Code is requ_ired, pursuant to Regulations Section l.704-l(b)(2)(iv)(m)(2) or 1. 704-1 (b )(2)(iv)(m )(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete settlement of such Partner's interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section l.704-l(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section l. 704-1 (b )(2)(iv)(m )(4) applies. (viii) In accordance with Regulations Section l.704-l(b)(4)(viii), all creditable foreign tax expenditures shall be allocated in proportion to the distributive share of income to which the creditable foreign tax expenditure relates ( determined using the principles of Regulations Section 1.904-6). This Section 4.1 ( c )(viii) is intended to comply with the creditable foreign tax allocation provisions of Regulations Section 1. 704-1 (b )(4)(viii) and shall be interpreted consistently therewith. (ix) All Depreciation with respect to the LP-A Contributed Property shall be allocated 100% to LP-A. All Depreciation with respect to the LP-B Contributed Property shall be allocated 100% to LP-B. All Depreciation with respect to the GP Contributed Property, or with respect to Newly-Acquired Property, shall be allocated 100% to the General Partner. (x) All Unrealized Gain and Realized Gain determined for any Allocation Year shall be allocated (A) first,. 100% to the Limited Partners in proportion to, and to the extent of, an amount determined with respect to each Limited Partner equal to the excess, if any, of (i) the cumulative amount of Depreciation in respect of the Original Contributed Property and the SCHP Contributed Property allocated to such Limited Partner pursuant to Section 4.l(c)(ix) for all prior Allocation Years, over (ii) the cumulative amount of Unrealized Gain and/or Realized Gain allocated to such Limited Partner pursuant to this Section 4.l(c)(x)(A) for all prior Allocation Years, and (B) second, the balance, if any, 100% to the Partners in proportion to, and to the extent of, an amount determined with respect to each Partner equal to the excess, if any, of (i) 38 the cumulative amount of Depreciation in respect of the SCOP Contributed Property allocated to such Partner pursuant to Section 4.l(c)(ix) for all •prior Allocation Years, over (ii) the cumulative amount of Unrealized Gain and/or Realized Gain allocated to such Partner pursuant to this Section 4.l(c)(x)(B) for all prior Allocation Years. The foregoing allocation shall be deemed. to be satisfied proportionately out of all Unrealized Gain and Realized Gain attributable to the Original Contributed Property, the SCHP Contributed Property, the SCOP Contributed Property and Newly-Acquired Property determined for any such Allocation Year. (xi) Immediately prior to a Dissolution of the Partnership resulting from a Dissolving Event described in Section 9.l(d), all Unrealized Gain and Realized Gain (not previously allocated pursuant to Section 4.l(c)(x)) shall be allocated 99% to the Limited Partners, in proportion to their respective fairly Dissolution Premium Percentages (determined as of such date), and 1 % to the General Partner until each such Limited Partner has been allocated an amount under this Section 4.l(c)(xi) equal to such Limited Partner's respective Early Dissolution Premium (if any). determined as of the date of such Dissolution. (xii) . All items of deduction and loss attributable to any guaranteed payment made pursuant to Section 5.3 shall be allocated to the General Partner. ( d) Allocation Date. Profits, Losses, and any other items of income, gain, loss, or deduction will be allocated to the Partners pursuant to this Section 4.1 as of the last day of each Allocation.Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Property are ·adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value. Section 4.2 U.S. Income Tax Allocations. (a) In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Partnership shall, solely for tax purposes, b1, allocated among the Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the "remedial allocation method" described in Regulations Section 1.704-3(d). (b) Any elections or other decisions relating to such allocations pursuant to this Section 4.2 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.2 are solely for purposes of U.S. federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses other items, or distributions pursuant to any provision of this Agreement. Section 4.3 Allocations • Transfers of Partnership Interests. For U.S. federal income tax purposes, allocation of costs, revenues, income, gains, losses, deductions, credits and items of 39 tax preference of the Partnership, including Depreciation, if applicable, attributable to any assigned Partnership Interest shall be prorated between the assignor and the assignee on the basis of the number of days such interest was held by each of them during the calendar year or any other reasonable basis determined by the General Partner which is consistent with Section 706 of the Code .and applicable Regulations. Section 4.4 Tax Returns, Tax Information and Financial Reporting. (a) It is the intent of the Partners that the Partnership be classified as a partnership for U.S. federal income tax purposes. Consistent with that intent, (i) the Partners are providing herein for the maintenance of Capital Accounts in accordance with the Regulations, including, but not limited to, the requirement that, upon the Dissolution of the Partnership, liquidating distributions will be made in accordance with the positive Capital Account balances of the Partners, as determined pursuant to this Agreement and in accordance-with the Regulations, and (ii) each Partner agrees that neither it, nor any of its Affiliates, will take any action (including, without limitation, the filing of Internal Revenue Service Form 8832, entitled "Entity Classification Election," in accordance with Section 301.7701-3(c)), that characterizes, or could be construed as characterizing, the Partnership as other than a partnership for U.S. federal income tax purposes. In the case of each entity _that is owned (directly or indirectly) by the Partnership that is a Tax Disregarded Entity, the Partnership shall be treated as owning ( directly or indirectly) all of the assets of such Tax Disregarded Entity for U.S. federal income tax purposes. In the case of each entity that is owned ( directly or indirectly) by the Partnership that is a Tax Regarded Entity, the Partnership shall be treated as owning ( directly or indirectly) all of the equity interests of such Tax Regarded Entity for U.S. federal income tax purposes. (b) The General Partner shall prepare, or cause to be prepared, and file (i) all necessary U.S. federal, state and local income and franchise tax returns for the Partnership, (ii) all necessary United Kingdom tax returns and (iii) all other tax returns for the Partnership. Expenses incurred by the General Partner in connection with the preparation of returns and any other actions required to be performed pursuant to this Section 4.4 shall be borne solely by the General Partner and the Partnership will not be liable for such expenses. ( c) Each Partner shall furnish by March 15 of each year to the Partnership all pertinent information in its possession relating to Partnership operations for the previous year that is necessary to enable the Partnership's income tax returns to be prepared and filed. The General Partner shall file any U.S. federal income tax return of the Partnership for each calendar year on or before the due date, including extensions thereof. (d) The General Partner shall deliver to the Partners copies of any U.S. federal, state and local income and franchise tax returns for all calendar years on or before June 15 following the end of each such year. The Partners shall have 15 Business Days after the receipt of such tax returns to review and provide comments with respect thereto. 40

(e) In no event shall the Partnership be liable.to the Partners for taxes that might later be assessed against a Partner relating to estimated payments. (f) Upon the request of any Partner, the General Partner on behalf of the Partnership shall make an election under Section 754 of the Code in accordance with the Regulations thereunder. The Partnership shall not make any other election for U.S. federal income tax or capital account purposes without the written approval of all Partners (which approval shall not be unreasonably withheld, conditioned or delayed). (g) In the event that the Partnership satisfies a 752-7 Liability, the Partnership shall notify the appropriate Partner of the satisfaction of such 752-7 Liability in the manner provided for in Regulations Section 1.752-7(h). (h) The General Partner shall be designated on the Partnership's annual U.S. federal income tax return as the "Tax Matters Partner" of the Partnership within the meaning of Section 623 l(a)(7) of the Code, and shall act for and on behalf of the Partnership to the extent required under Sections 6221 through 6233 of the Code. The Tax Matters Partner shall cause the Partnership to make an election under Section 623l(a)(l)(B) of the Code to have the ''TEFRA" audit provisions of subchapter C of Chapter 23 of the Code apply to the Partnership. ARTICLEV DISTRIBUTIONS AND GUARANTEED PAYMENT Section 5.1 Limitation on Distributions. Except as otherwise expressly provided in this Agreement, (a)-no Partner shall have the right to withdraw any amount from or otherwise·to receive any distribution from the Partnership and (b) no distributions shall be permitted without the approval of the Limited Partners. Section 5.2 Available Cash. (a) On or before the Distribution Date established for each calendar quarter, the General Partner shall cause the Partnership to distribute all Available Cash as follows: .. (i) First, 99% to the Limited Partners in proportion to their respective Senior Priority Return Percentages (as determined for any given Distribution Period) and 1 % to the General Partner, until the Limited Partners have together been distributed an amount equal to the excess, if any, of (A) the cumulative Aggregate Senior Priority Return of the Limited Partners determined since the Initial Closing Date over (B) all prior distributions to the Limited Partners pursuant to this Section 5.2(a)(i) ( or any predecessor provision hereof); (ii) Second, 100% to the Partners in proportion to their respective SCOP Priority Return Percentages ( as determined for any given Distribution Period) until the Partners have together been distributed an amount equal to the excess, if any, of (A) the cumulative Aggregate SCOP Priority Return of the Partners determined since the Closing Date, over (B) all prior distributions to the Partners pursuant to this Section 5.2(a)(ii); and 41

(iii) Finally, having made such required distributions in Sections 5.2(a)(i) and 5.2(a)(ii), the General Partner may, in its discretion, choose to either (A) distribute any remaining Available Cash 95% to the General Partner and 5% to the Limited Partners, in proportion to the Limited Partners' respective LP Percentage Interests, (B) loan any remaining Available Cash pursuant to Section 3.5, or (C) engage in any combination of clauses (A) and (B) of this Section 5.2(a)(iii). · (b) Notwithstanding any provision to the contrary in this Agreement, no distribution other than a distribution made pursuant to ARTICLE IX shall be made to any Limited Partner to the extent.that it would result in such Limited Partner either directly or indirectly drawing out or receiving back any part of its Capital Contribution. Section 5 .3 Guaranteed Payment. If, in connection with a Dissolution of the Partnership resulting from a Dissolving Event described in Section 9.l(d), the amount of.any Early Dissolution Premium determined with respect to a Limited Partner exceeds the amount, if any, of Unrealized Gain and Realized Gain allocated to such Limited Partner pursuant to Section 4. l(c)(xi) on such date, then the Partnership shall pay to such Limited Partner in connection with such Dissolution an amount of cash equal to such excess. Any payment made to a Limited Partner pursuant to this Section 5.3 shall be treated as a guaranteed payment within the meaning of Section 707(c) of the Code and shall not be charged against or otherwise reduce the Capital Account of such Limited Partner. Section 5.4 Amounts Withheld. All amounts withheld or required to be withheld pursuant to the Code or any provision of any U.S. state, local or non-U.S. tax law, with respect to any payment, distribution or allocation to the Partnership or the Partners and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of the Partners or any Person owning an interest, directly or indirectly, in such Partner shall be treated as amounts paid or distributed to the Partners pursuant to this ARTICLE V for all purposes under this Agreement. ARTICLE VI MANAGEMENT AND OPERATION Section 6.1 Management Generally. (a) Except as set forth in the definition of"Administrator'' and in Sections 3.2, 3.3, 4.4, 6.2, 8.2(c), 8.6, 8.7, 9.l(a), 9.2(a) and 10.4, the General Partner will have and shall exercise full, complete and exclusive power and authority on behalf of the Partnership in accordance with this Agreement to manage the affairs of the Partnership, to control the business of the Partnership, to make decisions regarding the business of the Partnership and to perform any and all other acts or activities relating to the management of the Partnership's business to the exclusion of the Limited Partners. Without limitation of the foregoing, the General Partner shall have the authority to bind the Partnership in making contracts and incurring obligations in the course of the Partnership's business, without obtaining the consent of the other Partners except to the extent consent of any other Partner is expressly required by this Agreement. 42

(b) Except as expressly provided herein, no Partner other than the General Partner shall (i) be permitted to take part in the business or control of the business or affairs of the Partnership, (ii) have any voice in the management or operation of any Property, (iii) have the right to vote on any Partnership matter, or (iv) have the authority or power to act as agent for or on behalf of the Partnership or any other Partner to do any act that would be binding on the Partnership or any other Partner, or to incur any expenditure on behalf of or with respect to the Partnership. (c) All assets and property of the Partnership shall be vested in the name of the General Partner who shall hold them for the purposes of the Partnership as provided in this Agreement, and each Partner shall have an undivided beneficial interest therein on the terms of this Agreement. Section 6.2 Limitations on General Partner Discretion. Notwithstanding any provision of this Agreement to the contrary, but subject to· Applicable Law, no General Partner shall, or shall permit the Partnership to, without the prior written consent of the Limited Partners: (a) Perform any act that would result in the Limited Partners losing their limited liability in relation to the Partnership's obligations and liabilities. (b) Commence any Voluntary Insolvency of the Partnership; (c) Solicit others to file-an Involuntary Insolvency against the Partnership or acquiesce thereto; ( d) Merge or consolidate the Partnership with or into any other Person; (e) Admit any Person to the Partnership or permit any Person to be admitted to the Partnership other than as permitted under ARTICLE VIII; (f) Acquire, by purchase, lease or contribution, any assets other than Permitted Assets; (g) Incur any Borrowing unless, after giving effect to such incurrence and the application of the net proceeds therefrom, the ratio (expressed as a percentage) of the Partnership's Consolidated Indebtedness to its Total Tangible Capitalization would not exceed 60%. (h) Create any class of Partnership Interests other than as permitted by Section 3.3; (i) Take any other actions (including a disposition prohibited by ARTICLE VIII) in violation of an express provision of this Agreement; or (j) Take any action or permit to occur any action that it could reasonably prevent, that would cause the Partnership to be classified as other than a partnership for U.S. federal income tax purposes. 43

Section 6.3 Insurance. Within a reasonable period of time after the Closing Date, the General Partner shall provide the Limited Partners a copy of a certificate of insurance reflecting the level of coverage in place with respect to the assets and operations of the Partnership. Section 6.4 Reporting Requirements. ( a) The General Partner shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership's accountants. (b) The General Partner shall use reasonable commercial efforts to supply to the other Partners on a timely basis (but no later than 45 days after the end of each of the first three quarters in each calendar year and by March 31 following the end of each calendar year), financial and other information to enable them to meet their financial, tax and other statutory reporting requirements. To the extent of the General Partner's actual knowledge, the General Partner shall give the other Partners prompt notice of, and fair and accurate information regarding, material developments affecting the Partnership or its business and affairs, including notice of any claim, demand, lawsuit, investigation or other proceeding, pending or threatened, that could result in or involve a Material Adverse Effect and shall from time to time provide the other Partners such other information regarding the business and affairs of the Partnership as any other Partner may reasonably request. Section 6.5 Expenses. All direct and indirect costs and expenses reasonably incurred in the Partnership's business shall be paid by the General Partner from Partnership funds. In conducting the business · and administration of the Partnership and where applicable, the operation of the Property, the General Partner may use its own personnel or personnel of any Affiliate of the General Partner (including consultants retained by the General Partner or any such Affiliate), properties and equipment. The charge to the Partnership for the use of the General Partner's or any of its Affiliates' personnel (including consultants retained by the General Partner or its Affiliates), properties and equipment, the basis of pricing materials purchased by the General Partner for and on behalf of the Partnership from the General Partner or any of its Affiliates and the basis of pricing material purchased by the General Partner or any of its Affiliates from the Partnership shall be calculated on a basis selected by the General Partner that reasonably approximates that which would have been reflected on an arm's-length basis. · Section 6.6 Books and Records; Right of Partners to Audit; Accounting Procedures. (a) The General Partner shall keep materially proper and complete records and books of account of the Partnership's business, including all such transactions and other matters as are usually entered into records and books of account maintained by businesses of like character or as are required by Applicable Law, at the Partnership's registered office. None of the Partnership's funds shall be commingled with the funds of any Partner. 44

(b) Each Partner and its internal and independent auditors, at the expense of such Partner, shall have full and complete access to the internal and independent auditors of the Partnership and shall have the right to inspect such books and records and the physical properties of the Partnership during normal business hours and, at its own expense, to cause an independenf audit thereof. The General Partner shall make all books and records of the Partnership available at reasonable times and after reasonable notice to such Partner and its internal and independent auditors in connection with such audit and shall cooperate with such Partner and auditors and to provide any assistance reasonably necessary in connection with such audit. ( c) The General Partner shall at all times maintain true and correct books and records in accordance with GAAP. (d) On the date on which final distributions are made to the Partners in connection with a Dissolution pursuant to ARTICLE IX, the General Partner shall cause to be prepared and furnished to each Partner the following statements, each as of the date of such distribution: (i) A balance sheet setting forth the assets, liabilities and equity of the Partnership, and setting forth as individual line items the Gross Asset Value for each item of Property and the Gross Liability Value for each Liability of the Partnership; and (ii) A statement of each Partner's Capital Accounts as adjusted immediately prior to such distribution. For purposes of this Section 6.6( d), the Partners' Capital Accounts shall be determined, as of the applicable distribution date, taking into account (i) the adjustments to the Gross Asset Values of the Partnership's Property pursuant to subparagraph (ii) of the definition of Gross Asset Value, (ii) the adjustments to the Gross Liability Values of the Liabilities of the Partnership pursuant to the definition of Gross Liability Value, and (iii) the allocation to the Partners' Capital Accounts that result from an allocation pursuant to Section 4.1 of Profits, Losses and other items of Partnership income, · gain, loss or deduction for the period beginning on· the first day of the Allocation Year during which the distribution occurs and ending on the applicable distribution date. Section 6. 7 Notice Requirements. The Generaf Partner shall timely notify the Limited Partners of the occurrence of any Dissolving Event or any .other event that with notice or lapse of time o~ both would constitute a Dissolving Event and the action that the General Partner has taken or propose to take with respect thereto, promptly after the General Partner has actual knowledge of such occurrence but in any event no later than (10) ten Business Days after the General Partner has such knowledge. Section 6.8 Operating Principles. Each Limited Partner, the General Partner and the Partnership shall, at all times during the term hereof, operate substantially in accordance, and otherwise comply in all material respects, with the Operating Principles. 45

Section 6.9 Subsidiary Distributions. In accordance with Section 5.2(a), the General Partner shall, as necessary, cause any subsidiaries of the Partnership (whether a Tax Disregarded Entity or a Tax Regarded Entity) to distribute or otherwise make available cash amounts sufficient to at least satisfy any and all Priority Returns. ARTICLE VII LIABILITY AND INDEMNIFICATION Section 7.1 Liability of the General Partner. (a) Except .to the extent otherwise provided in this Agreement, neither the General Partner nor any of its respective officers, members or employees shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner (other than the General Partner as one of the Partners) for any action t~en or failure to act in its capacity as General Partner in conducting the Partnership's business pursuant to Section 6.1 (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OR STRICT LIABILITY); provided, however, that such act or failure to act did not constitute gross negligence or willful misconduct. (b) To the extent that the General Partner has duties of any nature and liabilities relating thereto to the Partnership or to the Partners, it shall not be iiable to the Partnership or to any Partner or to any other Person for its reliance on the provisions of this Agreement. Section 7 .2 Indemnification. (a) EXCEPT TO THE EXTENT ANY LIABILITY, LOSS OR DEDUCTION IS EXPRESSLY IMPOSED ON, ALLOCATED TO OR BORNE BY THE GENERAL PARTNER UNDER THIS AGREEMENT, THE GENERAL PARTNER AND ITS AFFILIATES AND ITS OR THEIR RESPECTIVE OFFICERS, bIRECTORS, MEMBERS AND EMPLOYEES (IN THIS SECTION SOMETIMES CALLED THE "INDEMNITEE") SHALL BE ENTITLED TO AN INDEMNITY FROM THE ASSETS AND PROPERTY OF THE PARTNERSHIP FROM AND AGAINST ALL LIABILITIES TO WHICH THE INDEMNITEE MAY BECOME SUBJECT BY REASON OF THE GENERAL PARTNER SERVING AS, OR ITS STATUS AS, GENERAL PARTNER; PROVIDED, HOWEVER, THAT ANY ACT OR OMISSION BY THE INDEMNITEE THAT IS A BASIS FOR SUCH LIABILITY DID NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PARTIES RECOGNIZE AND AGREE THAT AN INDEMNITEE WILL BE ENTITLED TO INDEMNIFICATION EVEN FROM ACTS OR OMISSIONS THAT MAY GIVE RISE TO SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OR STRICT LIABILITY. (b) Except as otherwise provided in this Agreement, the General Partner shall have the right to require that any contract entered into by the General Partner for and on 46 behalf of the Partnership provide that no Partner shall have personal liability for the . obligations of the Partnership thereunder. (c) The indemnification provided by this Section 7.2 shall be in addition to any other rights to which each lndemnitee may be entitled under any agreement, as a m:atter of law or otherwise; and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the successors and assigns of the Indemnitees. ( d) An Indernnitee shall not be denied indemnification in whole or in part under this Section 7 .2 because the Indernnitee had an interest in the transaction with respect to which the indemnification applies in the absence of any fraud on behalf of the Indernnitee and its Affiliates, provided that the transaction was otherwise permitted and approved pursuant to the terms of this Agreement. Section 7.3 Liability and Indemnification of the Administrator. The provisions of Section 7.l(a) and (b) and Section 7.2 shall apply mutatis mutandis to the Administrator (in the event the Administrator is other than the General Partner). Section 7.4 Breach of Agreement. Nothing in this ARTICLE VII or any other provision of this Agreement is intended to or shall be construed as limiting any Partner's right to enforce or seek remedies for breach of this Agreement. ARTICLE VIII RESTRICTIONS ON DISPOSITION AND ADMISSION OF PARTNERS Section 8.1 Restrictions on Disposition of a Partnership Interest. (a) No Partner may Dispose of its Partnership Interest, in whole or in part, at any time without the consent of the other Partners, which consent may be withheld in the sole discretion of each such other Partner. Any purported Disposition of a Partnership Interest failing to satisfy the requirements of this Section 8.1 and Section 8.2 shall,-from inception, be null, void and ofno legal force or effect. (b) The General Partner may not mortgage, pledge, grant a security interest in or otherwise encumber its Partnership Interest or otherwise permit any Lien to exist thereon. Section 8.2 Other Requirements. (a) In the event of a Disposition of a Limited Partner's Limited Partner Interest meeting the requirement for consent set forth in Section 8.l(a), such Limited Partner or its transferee must file with the General Partner a written and dated instrument evidencing such Disposition, executed by both the transferor and the transferee, which instrument shall contain (i) the acceptance and assumption by the transferee of all of the terms and provisions of this Agreement by means of an instrument acceptable to the other Partners; (ii) a description of such Limited Partner Interest transferred and to whom and at what address P!!flnership distributions should thereafter be sent; (iii) any information 47 required under the Code and/or Regulations; and (iv) any other information or provisions reasonably requested by the General Partner. Without limiting the foregoing provisions of this Section 8.2(a), in accor~ance with section 6(5)(b) of the Limited Partnership Act 1907, any such Disposition must be registered with Companies House. (b) Unless expressly waived by the General Partner, if .the transferee of a Partner's Partnership Interest is not an Affiliate of the transferor, the transferor or transferee shall deliver to the Partnership no less than three days prior to the proposed Disposition an opinion of counsel reasonably acceptable to the General Partner that the Disposition will not adversely affect the status of the Partnership as a partnership under the Code. · (c) The transferee of a Partner's Partnership Interest pursuant to a Disposition satisfying the requirements of Section 8.1 and this Section 8.2 shall have all of the rights and powers under this Agreement theretofore held by the transferor, except that such · transferee shall be an assignee and shall not by virtue of such Disposition be admitted as a Partner, and shall not have the right or power to (i) grant any consent or approval that is to come from one or more of the Partners under this Agreement, including Section 6.2, (ii) make any election or decision that is to be made by one or more of the Partners under this Agreement.or (iii) give any notice or execute any document under this Agreement; provided, however, that such transferee shall be admitted as a Partner and have the rights and powers referred to in clauses (i) through (iii) above if such admission as a Partner is approved in writing at the time of such Disposition by both the transferor and the other Partners, in thtJ sok discretion of each. Section 8.3 Liabilities and Indemnification. A transferring Partner shall not be relieved of any debts, liabilities or obligations theretofore incurred, or thereafter accruing with respect to undertakings theretofore made or matters theretofore approved. IN ADDITION, IN THE CASE OF AN ATTEMPTED DISPOSITION OF A PARTNERSHIP INTEREST NOT IN. COMPLIANCE WITH THIS ARTICLE VIII, THE TRANSFERRING PARTNER SHALL INDEMNIFY AND HOLD HARMLESS THE PARTNERSHIP FROM AND AGAINST ALL LOSSES AND DAMAGES RESULTING FROM OR IN CONNECTION WITH SUCH ATTEMPTED DISPOSITION. Section 8 .4 Effective Date of Disposition. Each Disposition of a Partnership Interest .. shall be effective as of the first day of the calendar month next following after the General Partner receives notification of such Disposition and the applicable requirements of this ARTICLE VIII have been met. Section 8.5 Costs. All costs (including legal fees incurred in connection with the obtaining of the legal opinions referred to in Section 8.2 and all filings of documents) incurred in connection with any Disposition of a Partnership Interest shall be borne and paid by the transferor Partner and/or the transferee. Section 8.6 Admission of Additional Partners. 48

(a) A :Person that makes a capital contribution to the Partnership with the consent of all Partners shall be admitted to the Partnership as a Partner, subject to the restrictions on the issuance of new Partnership Interests set forth in Section 3.3. (b) The Partnership shall not be dissolved by the admission of substituted or additional partners or a successor General Partner in accordance with the terms of this Agreement. Section 8.7 Admission of Successor or Transferee General Partner. A successor General Partner must be approved by all Partners, except that a successor General Partner elected by reason of the Insolvency of the General Partner is subject to the approval only of the Limited Partners. A successor General Partner so approved shall be admitted to the Partnership as the General Partner effective (a) immediately prior to the Insolvency of the· General Partner, or (b) immediately upon the Disposition of the Partnership Interest of the General Partner with the consents specified in Section 8.1; provided, however, that such successor has executed and delivered an amendment to this Agreement and, ifrequired, such other documents or instruments as may be required to effect such· admission. Any such successor shall, subject to the tenns hereof, carry on the business of the Partnership without Dissolution. ARTICLE IX DISSOLUTION Section 9.1 Dissolving Events. The Partnership shall dissolve upon the earliest to occur of any of the following ( each a "Dissolving Event"): (a) the written consent of all of the.Partners; (b) the happening of any event that makes it unlawful or impossible to carry on the business of the Partnership; (c) the exercise by' the Limited Partners of their right to require Dissolution under Section 9.2(a); ( d) the exercise by the General Partner of its right to require Dissolution under Section 9.2(b); or ( e) the fortieth ( 40th) anniversary of the Closing Date. Section 9.2 Unilateral Dissolution Options. (a)' The Limited Partners shall have the right at any time during the LP Option Period to require the Dissolution of the. Partnership, which right may be exercised by the Limited Partners jointly delivering a written notice to the General Partner, at least 60 days in advance of the date on which the Dissolution is proposed by the Limited Partners to occur (the "LP Dissolution Date"), setting forth (i) the Limited Partners' exercise of their Dissolution right pursuant to this Section 9.2(a), (ii) the LP Dissolution Date, and (iii) subject to the limitation imposed by clause (i) of Section 9.4(c), the LP Dissolution Property of each Limited Partner (the "LP Dissolution Notice''). 49

(b) The General Partner shall have the right at any time during the GP Option Period to require the Dissolution of the Partnership, which right may be exercised by the General Partner providing a Dissolution notice to the Limited Partners at least 60 days in advance of the date on which the Dissolution is proposed by the General Partner to occur (the "GP Dissolution Date"), setting forth (i) the General Partner's exercise of the Dissolution right pursuant to Section 9.2(b), (ii) the GP Dissolution Date, (iii) subject to the limitation imposed by clause (i) of Section 9.4(c), the LP Dissolution Property of each Limited Partner, and (iv) the amount of any Early Dissolution Premium (the "GP Dissolution Notice"). Section 9.3 Dissolution and Termination. (a) Upon the occurrence of a Dissolving Event, the Administrator shall wind up the affairs of the Partnership. The Administrator shall effect the winding up, dissolution and liquidation of the Partnership (the "Dissolution") and shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided in this Agreement: The costs of Dissolution will be borne as a Partnership expense. Until the date of final distribution, which shall be a Business Day (the "Dissolution Date"), the Administrator shall continue to operate the Partnership Properties with all of the power and authority of the General Partner. Subject to Section 9.4 and Section 9.5, the steps to be accomplished by the Administrator are as follows: (i) first, to make payment or provision for the expenses of Dissolution; (ii) second, to make payment of or prov1s1on for all of the Partnership's obligations to its· creditors (including amounts owed to Partners pursuant to a loans made. in accordance with Section 3.5); (iii) third, if the Dissolution is resulting from a Dissolving Event described in Section 9.l(d), to make payment to the Limited Partners of any amount required to be paicl by the Partnership pursuant to Section 5.3; and (iv) fourth, to make distributions to the Partners in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all Allocation Years (including the Allocation Year during which such Dissolution occurs). (b) In the event the Partnership is "liquidated" within the meaning of Regulations Section 1. 704-1 (b )(2)(ii)(g), distributions shall be made pursuant to this Section 9.4(c) to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(2). If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Allocation Years, including the Allocation Year during which such Dissolution occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any 50 purpose whatsoever. If the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore the deficit balance to zero in accordance with Regulations Section 1.704-l(b)(2)(ii)(b)(3) and the amount will be paid or distributed pursuant to Section 9.3(a). Section 9.4 Distributions in Dissolution. (a) In connection . with a Dissolution resulting from a Dissolving Event described in Section 9. I ( c), prior to the Administrator's distribution of the LP Dissolution Property to the Limited Partners, the Administrator shall obtain the General Partner's written consent to such distribution. If the General Partner fails to provide such written consent, and the Partners are otherwise unable to agree on alternative Property to be distributed to the Limited Partners, the Property to be distributed to the Limited Partners shall be determined and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Section 9.4(a). The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. Service of any Request for Arbitration made pursuant to this section must be made in accordance with the notice provisions in Section 10.1. (b) In connection with a Dissolution resulting from a Dissolving Event described in Section 9.l(d), prior to the Administrator's distribution of the LP Dissolution Property to the Limited Partners, the Administrator shall obtain the Limited Partners' written consent to such distribution. If the Limited Partners fail to provide such written consent, and the Partners are otherwise unable to agree on alternative Property to be distributed to the Limited Partners, the Property to be distributed to the Limited Partners shall be determined and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Sec.lion 9.4(b). The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings· shall be English. Service of any Request for Arbitration made pursuant to this section must be made in accordance with the notice provisions in Section I 0.1. (c) In the case of a Dissolution resulting from a Dissolving Event described in either Section 9.l(c) or Section 9.l(d), (i) a Limited Partner shall not be entitled to receive a distribution of Property having a Gross Asset Value that exceeds such Limited Partner's Capital Account balance, and (ii) if the Capital Account balance of a Limited Partner exceeds the Gross Asset Value of the Property agreed to be distributed to such Limited Partner, the Partnership shall also distribute cash ( or other Property agreed to by the Partners having an aggregate fair market value) in an amount equal to such excess as part of the Dissolution distribution. Section 9.5 Timing Requirements. Distributions to the Limited Partners will be determined as provided in this Section 9.5 and not be placed in trust, withheld or otherwise subject to further adjustment, it being understood that to the extent the Administrator determines 51 to place assets in trust or withhold them in order to make provision for claims or obligations, such provision will apply solely to assets that would otherwise be distributed to the General Partner.

Section 9.6 Insolvency of Limited Partners. For the avoidance of doubt, the Insolvency of a Limited Partner shall not dissolve or terminate the Partnership.

ARTICLE X
GENERAL PROVISIONS

Section 10.1 Notices. All notices and other communications and deliveries to be given to any party hereunder shall be in writing and delivered by hand, courier or overnight delivery service, or by certified or registered mail, return receipt requested, with appropriate postage prepaid, or by facsimile transmission (but in any case shall be deemed given only upon receipt) and shall be directed, if to a party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice). Wire transfers of funds pursuant to this Agreement shall be made in accordance with the account information to be provided by the Partners to the General Partner promptly after execution of this Agreement (subject to change by notice in the case of any Partner by like notice to the Partnership and the other Partners).

If to the General Partner:

ENSCO Universal Limited
6 Chesterfield Gardens
London W1J5BQ
United Kingdom
Office 44 (0) 207 659 4600
Fax 44 (0) 207 409 0399
Attention: The Board of Directors

with a copy to:

General Counsel
6 Chesterfield Gardens
London W1J5BQ
United Kingdom
Office: 44 (0) 207 6594
Fax: 44 (0) 207 495 0334

If to LP-A:

Ensco Offshore Company
The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware, 19801 U.S.A.
Office: 1-800-925-7562

52

with a copy to:

General Counsel
6 Chesterfield Gardens
London W1J5BQ
United Kingdom
Office: 44 (0) 207 6594
Fax: 44 (0) 207 495 0334

If to LP-B:

ENSCO Development Limited
Maples and Calder
P.O. Box 309
Ugland House, George Town
Grand Cayman, KY1-1104
Cayman Islands
Office: 1-345-949-8066
Fax 1-345-949-8080

with a copy to:

General Counsel
6 Chesterfield Gardens
London W1J5BQ
United Kingdom
Office: 44 (0) 207 6594
Fax: 44 (0) 207 495 0334

If to the Partnership:

ENSCO GLOBAL INVESTMENTS LP
6 Chesterfield Gardens,
London W1J5BQ
United Kingdom
Office 44 (0) 207 659 4600
Fax 44 (0) 207 409 0399

with a copy to:

General Counsel
6 Chesterfield Gardens
London W1J5BQ
United Kingdom
Office: 44 (0) 207 6594
Fax: 44 (0) 207 495 0334

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Section 10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreement and understandings, whether oral or written, relating to such subject matter. Without limitation of the foregoing, each party represents and warrants that it has not received or been promised, nor does it have any other agreement or understanding providing for or contemplating the-receipt by it or any of its Affiliates of, any consideration for entering into this Agreement other than as set forth herein. Section 10.3 Effect of Waiver or Consent. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing signed by the parties hereto, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver. Section 10.4 Amendment. This Agreement may only be amended with the written consent of all of the Partners. Notwithstanding the immediately preceding sentence, the General Partner may make amendments to this Agreement without the joinder of any other Partner in order to reflect the admission of a substituted Partner in accordance with ARTICLE VIII. The General Partner will provide a copy of any such amendment made pursuant to the immediately preceding sentence to the Limited Partners promptly after the execution thereof. Section 10.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and, where and to the extent permitted by this Agreement, their respective successors and assigns. Section 10.6 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED iN ACCORDANCE WITH THE LAWS OF ENGLAND, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. Section 10. 7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions. Section 10.8 Notice to Partners of Provisions of this Agreement. By executing this Agreement, each Partner acknowledges that it has actual notice of all of the provisions of this Agreement, including the restrictions on Disposition of its Partnership Interests set forth in ARTICLE VIII.· Each Partner hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Partner hereby waives any requirement that any further notice thereunder be given. Section 10.9 Terminology ·and Interpretation. All article, section, subsection, clause, schedule and exhibit references used in this Agreement are to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated 54 herein for all purposes. Unless expressly provided otherwise or the context of this Agreement clearly requires otherwise, ( a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (b) the words "includes" or "including" shall mean "includes without limitation" and "including without limitation," (c) the words ''hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or Article in which such words appear, ( d) any reference to a statute, regulation, or law shall include any amendment thereof or any successor thereto, ( e) the terms "aggregate" and "cumulative" are used interchangeably and have the same meaning and (f) items and amounts described with respect to a particular Person relate only to such items and amounts of that Person and not any Affiliate or subsidiary (including any Wholly Owned Tax Disregarded Entity) of that Person. Section 10.10 Sole Discretion. Any consent, approval, determination or similar right granted to a Person herein, unless specifically provided otherwise, may be granted, withheld, made ·or otherwise exercised by such Person in such Person's sole discretion. Section 10.11 Headings and Titles. The headings and titles in this Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Agreement. Section 10.12 Schedules. All schedules referenced in and attached to this Agreement are incorporated into it. Section 10.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. Upon any binding determination that any term, condition or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable and legally enforceable manner. Section I 0.14 Conflicts. If the text of this Agreement conflicts with the terms of any schedule to this Agreement, then the text of this Agreement will control. Section 10.15 No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any Person other than the Parties hereto, and their respective successors and permitted assigns, and any other Person expressly entitled to indemnification or express enforcement rights by a provision of this Agreement (to the extent of such entitlement), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Parties may by agreement terminate, rescind or vary the terms of this Agreement, including this Section 10.15, at any time and in any way without the prior consent of or notice to any such third party, and the Parties do not intend that any term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any other ·person who is not a party to this Agreement. . 55

Section 10.16 Countemarts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. [Signature Pages of the Partners Immediately Follow this Page] 56

....

Nicolas Jaciuk, Director
Ensco Universal Limited as general
partner of Ensco Global Investments LP

Date: 18 November 2016

....

Derek A. Sangster, Director
Ensco Universal Limited as general
partner of Ensco Global Investments LP

Date:

....

Kevin D. Smith, Vice President & Secretary,
on behalf of **Ensco Offshore Company**
as limited partner of Ensco Global
Investments LP

Date:

....

Abhay M. Shetty, Vice President,
on behalf of **Ensco Development
Limited** as limited partner of Ensco
Global Investments LP

Date:

[SIGNATURE PAGE]

Nicolas Jaciuk, Director Ensco Universal Limited as general parlner of Ensco Global Inveslmenls LP Date: Derek A. Sangster, Direclor Ensco Universal Limited as general parlner of Ensco Global Investments LP Date: / i J OV e. M b L-~ ,;;l-i> I C,,, Kevin D. Smith, Vice President & Secretary, on behalf of Ensco Offshore Company as limited parlner of Ensco Global Investments LP Date: .............................................. Abbay M. Shetty, Vice President, on behalf of Ensco Development Limited as limited partner of Ensco Global Investments LP Date: [SIGNATURE PAGE)

Nicolas Jaciuk, Director Ensco Universal Limited as general partner of Ensco Global Investments LP Date: Derek A. Sangster, Director Ensco Universal Limited as general partner of Ensco Global Investments LP Date: ... --t.. .. P.. ... ~ ................ . Kevin D. Smith, Vice President & Secretary, on behalf of Ensco Offshore Company as limited partner of Ensco Global Investments LP Date: /"/J tJ uve.fY( be.,( :)...__o I I.CJ Abbay M. Shetty, Vice President, on behalf of Ensco Development Limited as limited partner of Ensco Global Investments LP Date: [SIGNATURE PAGE]

Nicolas Jaciuk, Director Ensco Universal Limited as general partner of Ensco Global Investments LP Dute: Derek A. Sangster, Director Ensco Universal Limited as general partner of Ensco Global Investments LP Date: Kevin D. Smith, Vice President & Secretary, on behalf of Ensco Offshore Company as limited partner of Ensco Global Investments LP Date: ............................................... Abbay M. Shetty, Vice President, on behalf of Ensco Development Limited as limited partner of Ensco Global Investments LP Date: I 73 tJ tJ ve_f'lt bL/2..... ;;.. i> I & [SIGNATURE PAGE]

SCHEDULED LIST OF OPERATING PRINCIPLES 1. Each of its Partners, will conduct their respective separate businesses outside the scope of this Agreement in their own name; 2. The board of directors of each Limited Partner will be separate and distinct from the board of directors of the General Partner (i.e., no board member of the General Partner will serve as a board member of a Limited Partner and vice versa); 3. The officers, executives and members of the management team of each of Limited Partners will be separate and distinct from the officers, executives and members of the management team of the General Partner (i.e., no officer, executive or management team member of the General Partner will serve in such capacity for a Limited Partner and vice versa); 4. The Partnership, and each of its Partners, will separately bear the economic burden of all obligations incurred by it in relation to the respective separate businesses; 5. The Partnership, and each of its Partners, will take all appropriate action necessary to maintain their respective existence in good standing under the laws of the jurisdiction of its creation and in each jurisdiction where it is required to do so; 6. The Partnership, and each of its Partners, will observe all customary corporate or partnership formalities, as the case may be; 7. The Partnership, and each of its Partners, will maintain and prepare financial reports, financial statements, records and books of account (whether audited or unaudited) separate from those of any other such party; 8. Neither the Partnership, nor any of its Partners, will commingle their respective assets with the assets of any other such party; 9. Neither the Partnership, nor any of its Partners, will (i) maintain a joint bank account with any other such party, or (ii) have the authority to independently withdraw or otherwise transfer funds from any such other party's separate depository accounts, except as otherwise provided in the Partnership Agreement; 10. The Partnership, and each of its Partners, will deal with each other on an arm's length basis, interacting with each other from the standpoint of their own independent economic self-interest; 11. The Partnership, and each of its Partners, will cause all business transactions entered into between or among themselves to be on terms that are not materially more nor less favorable to it than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated persons;

12. Neither the Partnership, nor any of its Partners, will, on any date after the Closing Date, become· obligated on, or grant any lien on or security interest in any of its assets t9 secure, the debts of any such other party, except as otherwise agreed to by the parties on ann's length terms and conditions; 13. Neither the Partnership, nor any of its Partners, will hold itself out to be responsible for the debts of the other parties or the decisions or actions respecting the separate daily business and affairs of such other parties; 14. The Partnership, and each of its Partners, will use separate stationery, invoices and checks; 15. The General Partner and the Limited Partners will not share office space, and the General Partner and each Limited Partner will have its own mailing address; 16. The Partnership, and each of its Partners, will be adequately capitalized to carry on its contemplated business operations; 17. The Partnership ( or any Tax Disregarded Entity that is Wholly Owned, directly or indirectly, by the Partnership) will maintain a sufficient number of employees in light of its separate business operations; 18. Neither the Partnership, nor any of its Partners, will acquire obligations or securities of the other party, except as otherwise provided under the terms of the Partnership Agreement; and · 19. The Partnership, and each of its Partners, will correct any known misunderstanding regarding their respective separate identities.